UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Consent Solicitation Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a–12

CRESTWOOD EQUITY PARTNERS LP

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

CRESTWOOD EQUITY PARTNERS LP

811 Main Street, Suite 3400

Houston, Texas 77002

To holders of our preferred units:

As announced on August 16, 2023, we have entered into a definitive merger agreement with Energy Transfer LP pursuant to which Energy Transfer will acquire Crestwood. In connection with the merger and at the direction of Energy Transfer, pursuant to the merger agreement, we are soliciting consents from holders of our preferred units to approve certain proposed amendments to our partnership agreement. The purpose of the Consent Solicitation is to (i) increase the cash redemption price for our preferred units in connection with a cash redemption election in the merger, and (ii) conform certain terms of our preferred units with Energy Transfer’s other outstanding series of preferred units in order to simplify Energy Transfer’s capital structure following the merger. This consent solicitation is being conducted pursuant to a consent solicitation statement on Schedule 14A, which is filed with the Securities and Exchange Commission. If the requisite consents in this consent solicitation are obtained and the conditions to the closing of the merger are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, the proposed amendment would, among other things, (i) permit us to increase the redemption price payable to holders of our preferred units that make a cash redemption election in connection with the merger; (ii) eliminate the application of a deficiency rate with respect to distributions payable to the holders of preferred units during any quarter in which distributions are accrued and unpaid; (iii) modify the right of holders of our preferred units to participate in special distributions made to holders of our common units; and (iv) conform the voting rights of the holders of preferred units to the voting rights of holders of Energy Transfer’s other outstanding series of preferred units. If the requisite consents in this consent solicitation are obtained and the conditions to the closing of the merger are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, (i) holders of our preferred units making a redemption election in connection with the consideration they receive in the merger would receive such cash redemption price as increased pursuant to the proposed amendment and (ii) holders of our preferred units electing to receive preferred units of Energy Transfer with substantially similar terms as our preferred units as consideration in the merger will receive such Energy Transfer preferred units with terms reflecting the proposed amendment.

The proposed amendment would be approved and go into effect if holders of at least two-thirds of the issued and outstanding preferred units consent to the proposed amendment and the conditions to the closing of the merger are either satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated. Holders of our preferred units who wish to consent must deliver their properly submitted consent in accordance with The Depository Trust Company’s Automated Tender Offer Program at or prior to 5:00 p.m., Eastern Time, on                 , 2023 (subject to earlier conclusion, termination or extension). We realize your time is valuable, and consequently, we are offering a consent fee of $                 per preferred unit to be paid to holders of preferred units who validly provide (and do not revoke) their consent to the proposed amendment.

In addition, separately from the solicitation of consents to approve the proposed amendment, we will be soliciting votes from holders of our common units and holders of our preferred units to approve the completion of the merger. We are conducting such solicitation of votes pursuant to a separate proxy statement on Schedule 14A, which we will file with the Securities and Exchange Commission on a later date.

Your consent is important to us and our business. Your broker cannot provide a consent with respect to your preferred units on your behalf until it receives your instructions. Please provide your consent by following the instructions contained in the Consent Solicitation Statement. We look forward to your participation.

Sincerely, Robert G. Phillips Founder, Chairman and Chief Executive Officer

CRESTWOOD EQUITY PARTNERS LP

811 Main Street, Suite 3400

Houston, Texas 77002

CONSENT SOLICITATION STATEMENT

Solicitation of Consents to Amend the

Partnership Agreement from

Holders of Preferred Units (CUSIP No. 226344307)

Holders of Preferred Units:

On August 16, 2023, Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”, “CEQP”, “we”, “us”, or “our”), entered into an Agreement and Plan of Merger (the “merger agreement”) with Energy Transfer LP (“Energy Transfer”), Pachyderm Merger Sub LLC, a direct wholly owned subsidiary of Energy Transfer (“Merger Sub”), and, solely for the purposes of Sections 2.1(a), 2.1(b), 2.1(c) and 5.21 thereof, LE GP, LLC, pursuant to which the Partnership will merge with and into Merger Sub (the “merger”), with Merger Sub surviving the merger as a direct wholly owned subsidiary of Energy Transfer.

In connection with the merger and at the direction of Energy Transfer, pursuant to the merger agreement, the Partnership and Crestwood Equity GP LLC, a Delaware limited liability company acting in its capacity as managing general partner of the Partnership (the “Managing General Partner”), are conducting a consent solicitation (the “Consent Solicitation”) pursuant to which we are soliciting consents (“Consents”) from the holders (“Preferred Holders”) of the Partnership’s issued and outstanding Preferred Units representing limited partner interests (the “Preferred Units”) to approve an amendment of the Partnership’s Sixth Amended and Restated Agreement of Limited Partnership, effective as of August 20, 2021 (the “Partnership Agreement”), as such amendment is set forth on Annex A to this Consent Solicitation Statement (the “Proposed Amendment”). The Proposed Amendment would amend Section 5.8 of the Partnership Agreement as follows:

1.

Section 5.8(e)(ii)(D) of the Partnership Agreement provides holders the right to have Preferred Units redeemed at a price equal to 101% of the Preferred Unit Price (as defined in the Partnership Agreement) in the event of a Change of Control (other than a Cash COC Event) (as such terms are defined in the Partnership Agreement). The Proposed Amendment would permit us to increase the redemption price payable to holders making a cash redemption election pursuant to Section 5.8(e)(ii)(D) of the Partnership Agreement in connection with the merger from 101% of the Preferred Unit Price (or $9.218573 per Preferred Unit) to            % of the Preferred Unit Price (or $             per Preferred Unit);

2.

Section 5.8(c)(i) of the Partnership Agreement provides that in the event the Partnership fails to pay in full in cash any distribution (or portion thereof) which a Preferred Holder is entitled to receive for a quarter under the Partnership Agreement, (i) then the Preferred Unit Distribution Amount (as defined in the Partnership Agreement) for the immediately following quarter will be $0.2567 per quarter (the “Deficiency Rate”) and (ii) any accrued and unpaid distributions will increase at a rate of 2.8125% per quarter. The Proposed Amendment would eliminate the application of (a) the Deficiency Rate with respect to distributions payable to the Preferred Holders during any quarter in which distributions are accrued and unpaid and (b) the 2.8125% rate of increase per quarter to any accrued and unpaid distributions;

3.

Section 5.8(c)(i) of the Partnership Agreement provides that each Preferred Unit is entitled to share in any special distributions by the Partnership of cash, securities or other property pro rata with the Partnership’s common units (the “Common Units”) as if the Preferred Units had converted into Common Units. Special distributions do not include regular quarterly distributions paid in the normal course pursuant to the Partnership Agreement, so long as such distributions are not in excess of 130% of the quarterly distribution rate for the prior quarter. The Proposed Amendment would provide Preferred Holders the right to receive (and share pro rata with holders of Common Units in) any portion of any quarterly cash distribution made in the normal course to holders of Common Units that is in excess of an amount that is the greater of (i) the amount of the highest previously paid quarterly cash distribution after the date of the merger and (ii) the amount equal to 115% of the quarterly cash distribution for the immediately preceding quarter; and

4.

Section 5.8(d) of the Partnership Agreement provides that Preferred Holders are entitled to vote as a separate class on any matter that adversely affects the rights, powers, privileges or preferences of the Preferred Units in relation to other classes of Partnership Interests (as defined in the Partnership Agreement). The affirmative vote of a majority of the Preferred Units is required to approve such matters, except that the affirmative vote of two-thirds of the Preferred Units is required (such applicable threshold, the “Voting Threshold”) to approve matters (i) that alter the rights and obligations of the Preferred Units in any material respect, increase or decrease the authorized number of Preferred Units, or otherwise adversely affect the Preferred Units or (ii) when the three largest Preferred Holders collectively own two-thirds of the Preferred Units or certain of our initial Preferred Holders own at least 35% of the Preferred Units. Section 5.8(d) of the Partnership Agreement also provides that the Partnership may, without the affirmative vote of two-thirds of the Preferred Units, create and issue Junior Securities (as defined in the Partnership Agreement) and Parity Securities (as defined in the Partnership Agreement) in an unlimited amount, with respect to Junior Securities, and, with respect to Parity Securities, in an amount not to exceed $300 million in aggregate face value and that shall not be convertible into more than 48,125,000 Common Units, subject to certain restrictions set forth in the Partnership Agreement. The Proposed Amendment would conform the voting rights of Preferred Holders to the voting rights of holders of Energy Transfer’s other outstanding series of preferred units by (a) eliminating the right of Preferred Holders to vote together, on an as-converted basis, with the Common Units as a single class, (b) providing that the affirmative vote of holders of at least two-thirds of the outstanding Preferred Units, voting as a separate class, is required to adopt any amendment to the Partnership Agreement that the Managing General Partner determines would have a material and adverse effect on the rights of the Preferred Units, and (c) providing that the affirmative vote of holders of at least two-thirds of the outstanding Preferred Units, voting together as a class with other parity securities, is required to (1) create or issue any Parity Securities if cumulative distributions on the Preferred Units are in arrears or (2) create or issue any Senior Securities (as defined in the Partnership Agreement).

The foregoing is only a summary of the Proposed Amendment. You are urged to read the full text of the Proposed Amendment, which is set forth in Annex A.

If the Requisite Consents (as defined below) are received by the Tabulation Agent (as defined below) through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”) (and not revoked) at or prior to 5:00 p.m., Eastern Time, on                 , 2023 (as may be earlier concluded, terminated or extended, the “Expiration Date”), and the Merger Conditions (as described below) are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, then:

•

the Partnership will, as promptly as practicable after, and only if, the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, pay to the Preferred Holders from whom properly submitted Consents are received by the Tabulation Agent through ATOP on or prior to the Expiration Date (the “Consenting Holders”) a fee in cash (the “Consent Fee”) equal to $                  for each Preferred Unit with respect to which consents are received (and not revoked) on or prior to the Expiration Date;

•	the Managing General Partner will execute a First Amendment to the Partnership Agreement (the “First Amendment”), which will contain the Proposed Amendment;

•

the Proposed Amendment will become effective immediately upon execution of the First Amendment by the Managing General Partner, which is anticipated to be immediately prior to the closing of the merger (the time of such execution, the “Effective Time”); and

•

in connection with the closing of the merger, (i) Preferred Holders making a redemption election in connection with the consideration they receive in the merger would receive such cash redemption price as increased pursuant to the First Amendment and (ii) Preferred Holders electing to receive preferred units of Energy Transfer (“ET Preferred Units”) with substantially similar terms as the Preferred Units as consideration in the merger will receive ET Preferred Units with terms reflecting the First Amendment.

Once the First Amendment is executed by the Managing General Partner, the Partnership Agreement will be amended by the First Amendment, and the Partnership Agreement as so amended shall be in effect until the closing of the merger.

If the Requisite Consents are received by the Tabulation Agent through ATOP (and not revoked) at or prior to the Expiration Date and the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, then upon the Effective Time, the First Amendment will become effective and all holders of the Preferred Units will be bound by the terms and conditions of the Partnership Agreement as so amended by the First Amendment until the closing of the merger (i.e., the Partnership Agreement, inclusive of the Proposed Amendment, will govern the terms of the Preferred Units held by all holders and their transferees, regardless of whether such holders have consented to the Proposed Amendment). If the Requisite Consents are received but the Merger Conditions are not satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated then the First Amendment will not become effective and the Consent Fee will not be paid. Receipt of the Requisite Consents is not a Merger Condition.

We have established the close of business on                , 2023 as the record date (the “Record Date”) for determining those Preferred Holders entitled to submit Consents with respect to the Proposed Amendment. For the Proposed Amendment to be approved, Consents must be received by the Tabulation Agent through ATOP from holders of at least two-thirds of the issued and outstanding Preferred Units.

To be counted, your properly submitted Consent must be received by the Tabulation Agent on or before the Expiration Date, subject to earlier conclusion, termination or extension of the Expiration Date at the discretion of the Managing General Partner. CONSENTS MAY BE REVOKED IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN AT ANY TIME PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER.

In addition, separately from the solicitation of consents pursuant to this Consent Solicitation Statement, we will be soliciting votes from holders of Common Units and Preferred Holders (collectively, “Crestwood unitholders”) to approve the completion of the merger (the “Merger Approvals”). Such solicitation is being conducted by the Partnership pursuant to a separate proxy statement on Schedule 14A, which will be filed by the Partnership with the U.S. Securities and Exchange Commission (the “SEC”) on a later date and subsequently mailed to you (the “Merger Proxy Statement”). The merger is subject to a number of conditions to closing as specified in the merger agreement (the “Merger Conditions”). The Merger Conditions include, among others, (i) approval of a proposal to approve and adopt the merger agreement by Crestwood unitholders, (ii) the absence of any legal order preventing consummation of the merger, (iii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) receipt of legal opinions regarding certain tax-related matters, (v) the absence of a material adverse effect on Energy Transfer or the Partnership, and (vi) a registration statement of Energy Transfer on Form S-4 relating to the merger having been declared effective under the Securities Act of 1933 and no stop order suspending the effectiveness of such registration statement having been issued by the SEC, nor proceedings seeking a stop order having been initiated or threatened by the SEC. If the merger is completed, each Preferred Unit outstanding immediately prior to the effective time of the merger will, at the election of the Preferred Holder, in accordance with the Partnership Agreement then in effect, (i) convert into Common Units at the then-applicable Conversion Ratio (as defined in the Partnership Agreement), subject to the payment of any accrued but unpaid distributions prior to such merger effective time, (ii) convert into a new Energy Transfer security that has substantially similar terms, including with respect to economics and structural protections, as the Preferred Units, as such Preferred Unit terms may be amended if the Requisite Consents are obtained in connection with this Consent Solicitation or (iii) be redeemed in exchange for cash or Common Units, at the sole discretion of the Managing General Partner at a price of (x) $9.218573 per Preferred Unit or (y) if the Requisite Consents are obtained in this Consent Solicitation, $                 per Preferred Unit, in each case, plus accrued and unpaid distributions to the date of such redemption. If no election is made by a holder of Preferred Units, such holder will be deemed to have elected to receive new ET Preferred Units. The Partnership has agreed to cause the Managing General Partner to elect to pay cash for any Preferred Units whose holders have elected to have such Preferred Units redeemed as described in clause (iii) above.

We urge you to read the Merger Proxy Statement when it becomes available as it contains important information about the merger, the terms of the ET Preferred Units to be issued to those preferred unitholders who elect to receive such preferred units in the merger, the risks inherent in owning such preferred units, the Merger Conditions, the special meeting of unitholders to be held for the purpose of obtaining the Merger Approvals, and how to make an election regarding the consideration to be received in the merger. All questions and inquiries regarding the merger should be directed in accordance with the instructions set out in the Merger Proxy Statement.

The Preferred Units trade on the New York Stock Exchange under the symbol “CEQP-P.” The total number of Preferred Units issued and outstanding at                 , 2023 was 71,257,445. On                 , 2023, the last trading day prior to the announcement of the Consent Solicitation, the closing price of the Preferred Units was $                 per Preferred Unit.

See “Risk Factors” beginning on page 8 for a discussion of risks that you should consider with respect to the Consent Solicitation.

THE CONSENT SOLICITATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION, OR THE SIMILAR COMMISSION OR GOVERNMENTAL AGENCY OF ANY FOREIGN JURISDICTION, NOR HAS THE SEC, ANY STATE SECURITIES COMMISSION, OR THE SIMILAR COMMISSION OR GOVERNMENTAL AGENCY OF ANY FOREIGN JURISDICTION DETERMINED WHETHER THE INFORMATION IN THIS CONSENT SOLICITATION STATEMENT IS TRUTHFUL OR COMPLETE. NONE OF THE SEC, ANY STATE SECURITIES COMMISSION, OR ANY SIMILAR COMMISSION OR GOVERNMENTAL AGENCY OF ANY FOREIGN JURISDICTION HAS PASSED UPON THE MERITS OR FAIRNESS OF THE CONSENT SOLICITATION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE CONTAINED IN THIS CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have appointed D.F. King & Co., Inc. as information agent (the “Information Agent”) and the tabulation agent (the “Tabulation Agent” and in both such capacities, the “Information and Tabulation Agent”) in connection with the Consent Solicitation. Its address appears on the back cover of this Consent Solicitation Statement. The Information and Tabulation Agent makes no recommendation as to whether Preferred Holders should deliver Consents in response to the Consent Solicitation.

Requests for assistance in submitting Consents, or for additional copies of this Consent Solicitation Statement, should be directed to the Information Agent. Similarly, questions concerning the terms of the Consent Solicitation should be directed to the Information Agent. The Information and Tabulation Agent’s contact information is set forth on the back cover of this Consent Solicitation Statement.

The Partnership will pay registered brokers and dealers in the United States that deliver consents in the Consent Solicitation from DTC participants and persons resident in the United States (the “Retail Soliciting Dealers”) retail soliciting fees. Each Retail Soliciting Dealer that successfully delivers Consents from a retail beneficial owner of the Preferred Units will be eligible to receive a fee (the “Retail Soliciting Fee”) from the Partnership equal to $             per Preferred Unit for which a Consent is validly delivered and not revoked by or on behalf of such retail beneficial owner, except for any Preferred Units for which Consents are delivered by a Retail Soliciting Dealer for its own account. The Retail Soliciting Fee will only be paid to each Retail Soliciting Dealer in respect of beneficial owners who deliver Consents in respect of Preferred Units in an aggregate amount of              Preferred Units or fewer.

The Solicitation Agent for the Consent Solicitation is:

BofA Securities

The date of this Consent Solicitation Statement is                 , 2023 and is first being mailed to the Preferred Holders on or about                 , 2023.

i

IMPORTANT INFORMATION

The Proposed Amendment constitutes a single proposal for purposes of this Consent Solicitation, and a consenting Preferred Holder may only consent to the Proposed Amendment in its entirety and may not consent selectively. The Consent Solicitation is being made upon the terms and subject to the conditions contained in this Consent Solicitation Statement. The Record Date for purposes of the Consent Solicitation is the close of business on                 , 2023. In the sole discretion of the Managing General Partner, however, we may establish a new date that, when chosen, will be deemed to be the “Record Date” for purposes of the Consent Solicitation. Only Preferred Holders on the Record Date will be entitled to consent to the Proposed Amendment. For purposes of book-entry Preferred Units, only the DTC participants (“DTC Participants”) listed on the official DTC position listing as of the Record Date will be entitled to execute the Consent as the registered holder thereof. When we refer to this “Consent Solicitation Statement,” we are referring not only to this Consent Solicitation Statement, but also to the exhibits and other documents that we refer to in, and incorporate by reference into, this document.

In making your decision, you should rely only on the information contained in this Consent Solicitation Statement or the Merger Proxy Statement when it becomes available or information incorporated herein or therein by reference. We have not, and the Information and Tabulation Agent has not, authorized anyone to provide you with any different or supplemental information. If you receive any such information, you should not rely on it. You should not assume that the information in this Consent Solicitation Statement is accurate as of any date other than the date on the cover page or that information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that the information contained in it is correct as of any time subsequent to the date on the cover page or that there has been no change in the information contained in, or incorporated by reference into, this Consent Solicitation Statement. By delivering your Consent to the Tabulation Agent, you represent that you are consenting to the Proposed Amendment based solely on the information contained in, or incorporated by reference into, this Consent Solicitation Statement and your own examination of it and the terms of the Proposed Amendment.

The contents of this Consent Solicitation Statement should not be construed as legal, business, or tax advice. You should consult your own attorney, business advisor, and tax advisor as to those matters. This Consent Solicitation Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make the Consent Solicitation. Persons who receive this Consent Solicitation Statement must inform themselves about and observe any applicable restrictions on the distribution and solicitation of Consents.

This Consent Solicitation Statement is not an offer to purchase securities nor is it a solicitation of Consents from Preferred Holders, nor will Consents be accepted from or on behalf of such Preferred Holders, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a consent solicitation under applicable securities or “blue sky” laws.

DO NOT FOR ANY REASON DELIVER YOUR PREFERRED UNITS TO US, THE MANAGING GENERAL PARTNER, OR THE INFORMATION AND TABULATION AGENT AT THIS TIME.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this Consent Solicitation Statement and documents incorporated herein by reference may contain forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this Consent Solicitation Statement and documents incorporated herein by reference regarding our strategies, prospects, financial condition, operations, costs, plans, and objectives are forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans, and strategies, projections, anticipated events, and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results, financial condition, or intentions to take certain corporate actions to differ materially from those indicated in the forward-looking statements include, in addition to those described in the “Risk Factors” and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the inability to secure the Requisite Consents for the Proposed Amendment, market conditions, and potential litigation challenging the Proposed Amendment. In addition, the merger is subject to (i) the satisfaction or waiver of the Merger Conditions, as applicable, by the parties to the merger agreement and the absence of events that could give rise to the termination of the merger agreement, (ii) the possibility that the merger does not close, (iii) risks that the proposed merger disrupts current plans and operations and business relationships or poses difficulties in attracting or retaining employees, (iv) the possibility that the costs or difficulties related to the integration of the Partnership and Energy Transfer will be greater than expected and (v) the possibility that the anticipated benefits from the merger cannot or will not be fully realized.

Any forward-looking statement in this Consent Solicitation Statement or any document incorporated herein by reference is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments, or otherwise, except as may be required under applicable law. You should read this Consent Solicitation Statement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

THIS CONSENT SOLICITATION STATEMENT (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN) CONTAINS IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE CONSENT SOLICITATION.

iii

SUMMARY

This summary highlights some information about us and this Consent Solicitation Statement. It may not contain all of the information that is important to you. You should read this Consent Solicitation Statement in its entirety together with the Merger Proxy Statement when it becomes available and the more detailed information found in the documents we file with the SEC, including those listed under the heading “Incorporation of Documents by Reference.” You should assume that the information in this Consent Solicitation Statement is accurate only as of the date of this Consent Solicitation Statement, or, in the case of documents we previously filed with the SEC and incorporated by reference, as of the date of those documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

About the Partnership

The Partnership, a Delaware limited partnership formed in March 2001, is a master limited partnership that develops, acquires, owns or controls, and operates primarily fee-based assets and operations within the energy midstream sector. Headquartered in Houston, Texas, we provide broad-ranging infrastructure solutions across the value chain to service premier liquids-rich natural gas and crude oil shale plays across the United States. We own and operate a diversified portfolio of natural gas liquids, crude oil, natural gas, and produced water gathering, processing, storage, disposal, and transportation assets that connect fundamental energy supply with energy demand across North America. Our Common Units are listed on the NYSE under the symbol “CEQP” and our Preferred Units are listed on the NYSE under the symbol “CEQP-P.”

Our principal executive office is located at 811 Main Street, Suite 3400, Houston, Texas 77002, and our telephone number is (832) 519-2200. Our website address is https://www.crestwoodlp.com. The information on our website is not part of this Consent Solicitation Statement.

Purpose of the Consent Solicitation

On August 16, 2023, the Partnership and Energy Transfer, among other parties, entered into the merger agreement, pursuant to which the Partnership will merge with and into Merger Sub, with Merger Sub surviving the merger as a direct wholly owned subsidiary of Energy Transfer. In connection with the merger and at the direction of Energy Transfer, pursuant to the merger agreement, the Partnership and the Managing General Partner are soliciting Consents from the Preferred Holders to approve the amendment of the Partnership Agreement as set forth in the Proposed Amendment contained in Annex A to this Consent Solicitation Statement. The purpose of the Consent Solicitation is to (i) increase the cash redemption price for the Preferred Units in connection with a cash redemption election in the merger, and (ii) conform certain terms of the Preferred Units with Energy Transfer’s other outstanding series of preferred units in order to simplify Energy Transfer’s capital structure following the merger. The Proposed Amendment would amend Section 5.8 of the Partnership Agreement as follows:

1.

Section 5.8(e)(ii)(D) of the Partnership Agreement provides holders the right to have Preferred Units redeemed at a price equal to 101% of the Preferred Unit Price in the event of a Change of Control (other than a Cash COC Event). The Proposed Amendment would permit us to increase the redemption price payable to holders making a cash redemption election pursuant to Section 5.8(e)(ii)(D) of the Partnership Agreement in connection with the merger from 101% of the Preferred Unit Price (or $9.218573 per Preferred Unit) to         % of the Preferred Unit Price (or $             per Preferred Unit);

2.

Section 5.8(c)(i) of the Partnership Agreement provides that in the event the Partnership fails to pay in full in cash any distribution (or portion thereof) which a Preferred Holder is entitled to receive for a quarter under the Partnership Agreement, (i) then the Preferred Unit Distribution Amount for the immediately following quarter will be the Deficiency Rate and (ii) any accrued and unpaid distributions will increase at a rate of 2.8125% per quarter. The Proposed Amendment would eliminate the application of (a) the Deficiency

Rate with respect to distributions payable to the Preferred Holders during any quarter in which distributions are accrued and unpaid and (b) the 2.8125% rate of increase per quarter to any accrued and unpaid distributions;

3.

Section 5.8(c)(i) of the Partnership Agreement provides that each Preferred Unit is entitled to share in any special distributions by the Partnership of cash, securities or other property pro rata with the Partnership’s Common Units as if the Preferred Units had converted into Common Units. Special distributions do not include regular quarterly distributions paid in the normal course pursuant to the Partnership Agreement, so long as such distributions are not in excess of 130% of the quarterly distribution rate for the prior quarter. The Proposed Amendment would provide Preferred Holders the right to receive (and share pro rata with holders of Common Units in) any portion of any quarterly cash distribution made in the normal course to holders of Common Units that is in excess of an amount that is the greater of (i) the amount of the highest previously paid quarterly cash distribution after the date of the merger and (ii) the amount equal to 115% of the quarterly cash distribution for the immediately preceding quarter; and

4.

Section 5.8(d) of the Partnership Agreement provides that Preferred Holders are entitled to vote as a separate class on any matter that adversely affects the rights, powers, privileges or preferences of the Preferred Units in relation to other classes of Partnership Interests. The current Voting Threshold provides that the affirmative vote of a majority of the Preferred Units is required to approve such matters, except that the affirmative vote of two-thirds of the Preferred Units is required to approve matters (i) that alter the rights and obligations of the Preferred Units in any material respect, increase or decrease the authorized number of Preferred Units, or otherwise adversely affect the Preferred Units or (ii) when the three largest Preferred Holders collectively own two-thirds of the Preferred Units or certain of our initial Preferred Holders own at least 35% of the Preferred Units. Section 5.8(d) of the Partnership Agreement also provides that the Partnership may, without the affirmative vote of two-thirds of the Preferred Units, create and issue Junior Securities and Parity Securities in an unlimited amount, with respect to Junior Securities, and, with respect to Parity Securities, in an amount not to exceed $300 million in aggregate face value and that shall not be convertible into more than 48,125,000 Common Units, subject to certain restrictions set forth in the Partnership Agreement. The Proposed Amendment would conform the voting rights of Preferred Holders to the voting rights of holders of Energy Transfer’s other outstanding series of preferred units by (a) eliminating the right of Preferred Holders to vote together, on an as-converted basis, with the Common Units as a single class, (b) providing that the affirmative vote of holders of at least two-thirds of the outstanding Preferred Units, voting as a separate class, is required to adopt any amendment to the Partnership Agreement that the Managing General Partner determines would have a material and adverse effect on the rights of the Preferred Units, and (c) providing that the affirmative vote of holders of at least two-thirds of the outstanding Preferred Units, voting together as a class with other parity securities, is required to (1) create or issue any Parity Securities if cumulative distributions on the Preferred Units are in arrears or (2) create or issue any Senior Securities.

If the First Amendment becomes operative in connection with the closing of the merger, (i) Preferred Holders making a redemption election in connection with the consideration they receive in the merger would receive such cash redemption price as increased pursuant to the First Amendment and (ii) Preferred Holders electing to receive ET Preferred Units with substantially similar terms as the Preferred Units as consideration in the merger will receive such ET Preferred Units with terms reflecting the First Amendment.

Requisite Consents

The adoption of the Proposed Amendment requires the consent of Preferred Holders holding at least two-thirds of the issued and outstanding Preferred Units as of the Record Date (the “Requisite Consents”). See “The Consent Solicitation—Requisite Consents.”

How to Consent

Preferred Holders who wish to consent to the Proposed Amendment must deliver their properly submitted Consent in accordance with DTC’s ATOP procedures so that it is received on or before the Expiration Date. Do not, for any reason, deliver your Preferred Units to us, the Managing General Partner or the Information and Tabulation Agent at this time and do not deliver the Consent to any person other than as specified in DTC’s ATOP procedures. See “The Consent Solicitation—How to Consent.”

Expiration Date

The Expiration Date is 5:00 p.m., Eastern Time, on                 , 2023, unless earlier concluded, terminated or extended as provided for in this Consent Solicitation Statement. We may conclude the Consent Solicitation at the earlier of the Expiration Date or the date on which the Tabulation Agent has received the Requisite Consents.

Consent Fee

If the Requisite Consents are received by the Tabulation Agent through ATOP (and not revoked) at or prior to the Expiration Date and the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, then the Partnership will, as promptly as practicable after, and only if, the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, pay to the Consenting Holders from whom properly submitted Consents are received by the Tabulation Agent on or prior to the Expiration Date a Consent Fee equal to $                 for each Preferred Unit with respect to which consents are received (and not revoked) on or prior to the Expiration Date. No Consent Fee will be paid with respect to any Preferred Units for which no Consent is delivered on or prior to the Expiration Date, even though the Proposed Amendment, if approved, will bind all holders of such Preferred Units and their transferees upon the effectiveness of the Proposed Amendment.

Conditions to the Consent Solicitation

The Proposed Amendment will not become operative unless and until the Requisite Consents are obtained and the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated. If the Requisite Consents are received but the Merger Conditions are not satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, the First Amendment will not become effective and the Consent Fee will not be paid. Receipt of the Requisite Consents is not a Merger Condition. See “The Consent Solicitation—Conditions to the Consent Solicitation.”

Revocation of Consents

Prior to the Consent Effective Date (as defined below), any Preferred Holder may revoke any Consent given as to its Preferred Units or any portion of such Preferred Units. Only a Preferred Holder on the Record Date may deliver a Consent or revoke any Consent previously delivered by such Preferred Holder. Any person or entity that becomes a holder of the Preferred Units after the Record Date will not have the authority to deliver a Consent to the Proposed Amendment or to revoke any Consent previously delivered by a Preferred Holder relating to the Preferred Units held by the subsequent holder. Preferred Holders who wish to exercise their right of revocation with respect to a Consent must give a properly transmitted “Requested Message” through ATOP, which must be received by the Tabulation Agent through ATOP, prior to the Consent Effective Date. See “The Consent Solicitation—Record Date” and “The Consent Solicitation—Revocation of Consents.”

Appraisal Rights

You will not be entitled to rights of an objecting unitholder or appraisal rights under Delaware law in connection with the Proposed Amendment or this Consent Solicitation. See “The Consent Solicitation—No Appraisal Rights.”

NYSE Listing of ET Units

It is a condition to the closing of the merger that the ET Common Units (as defined below) and new ET Preferred Units to be issued in the merger to Preferred Holders be approved for listing on the NYSE, subject to official notice of issuance. Although the merger agreement requires that new ET Preferred Units issued in connection with the merger be listed on the NYSE, there can be no assurance that such new ET Preferred Units will continue to be listed in the future.

Additional Information

Requests for assistance in submitting the Consent, or for additional copies of this Consent Solicitation Statement, should be directed to the Information Agent. Similarly, questions concerning the terms of the Consent Solicitation should be directed to the Information Agent. The Information and Tabulation Agent’s contact information appears on the back cover of this Consent Solicitation Statement. The Information and Tabulation Agent makes no recommendation as to whether Preferred Holders should deliver Consents in response to the Consent Solicitation.

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION

The following are some questions regarding the Consent Solicitation that you may have as a Preferred Holder and the answers to those questions. We urge you to read carefully the entire Consent Solicitation Statement, including the section entitled “Risk Factors” and our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent quarterly or current reports filed with the SEC. Additional important information is contained in the remainder of this Consent Solicitation.

What is the purpose of the Consent Solicitation?

As announced on August 16, 2023, the Partnership entered into a definitive merger agreement with Energy Transfer pursuant to which Energy Transfer will acquire the Partnership. In connection with the merger, at the direction of Energy Transfer pursuant to the merger agreement, we are soliciting consents from Preferred Holders to approve the Proposed Amendment. The Proposed Amendment would, among other things, (i) permit us to increase the redemption price payable to Preferred Holders that make a cash redemption election in connection with the merger, (ii) eliminate the application of a Deficiency Rate with respect to distributions payable to the Preferred Holders during any quarter in which distributions are accrued and unpaid; (iii) modify the right of Preferred Holders to participate in special distributions made to holders of Common Units; and (iv) conform the voting rights of Preferred Holders to the voting rights of holders of Energy Transfer’s other outstanding series of preferred units. The purpose of the Consent Solicitation is to (i) increase the cash redemption price for the Preferred Units in connection with a cash redemption election in the merger, and (ii) conform certain terms of the Preferred Units with Energy Transfer’s other outstanding series of preferred units in order to simplify Energy Transfer’s capital structure following the merger.

If the Requisite Consents are obtained and the merger is completed, what will Preferred Holders receive for their Preferred Units in the merger?

If the merger is completed, each Preferred Unit outstanding immediately prior to the effective time of the merger will, at the election of the Preferred Holder, in accordance with the Partnership Agreement, either (i) convert into Common Units at the then-applicable Conversion Ratio, subject to the payment of any accrued but unpaid distributions prior to the effective time of the merger, (ii) convert into a new Energy Transfer security that has substantially similar terms, including with respect to economics and structural protections, as the Preferred Units, as such Preferred Unit terms may be amended if the Requisite Consents are obtained in connection with this Consent Solicitation or (iii) be redeemed in exchange for cash or Common Units, at the sole discretion of the Managing General Partner, at a price of (x) $9.218573 per Preferred Unit or (y) if the Requisite Consents are obtained in this Consent Solicitation, $                 per Preferred Unit, in each case, plus accrued and unpaid distributions to the date of such redemption. If no election is made by a holder of Preferred Units, such holder will be deemed to have elected to receive new ET Preferred Units. The Partnership has agreed to cause the Managing General Partner to elect to pay cash for any Preferred Units whose holders have elected to have such Preferred Units redeemed as described in clause (iii) above. Preferred Unitholders that receive Common Units of the Partnership pursuant to the foregoing clause (i) will be entitled to receive 2.07 common units of Energy Transfer (the “ET Common Units”), each representing a limited partner interest in Energy Transfer, in exchange for each such Common Unit of the Partnership at the effective time of the merger. For additional information on how to make an election regarding the consideration to be received in the merger, please see the Merger Proxy Statement when it becomes available.

What consent threshold is required to approve the Proposed Amendment?

For the Proposed Amendment to be approved, Consents must be received by the Tabulation Agent through ATOP at or prior to the Expiration Date (and not revoked) from holders of at least two-thirds of the issued and outstanding Preferred Units.

If the Proposed Amendment is approved, when will the Proposed Amendment become effective?

If the Requisite Consents are received by the Tabulation Agent through ATOP (and not revoked) at or prior to the Expiration Date and the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, the Managing General Partner will execute a First Amendment to the Partnership Agreement, which will contain the Proposed Amendment. The Proposed Amendment will become effective immediately upon execution of the First Amendment by the Managing General Partner, which is anticipated to be immediately prior to the closing of the merger.

If I do not approve the Proposed Amendment, but the Proposed Amendment is approved by the requisite number of Preferred Units, how will my Preferred Units be affected?

If the Requisite Consents are received by the Tabulation Agent through ATOP (and not revoked) at or prior to the Expiration Date, the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, and the First Amendment is executed by the Managing General Partner, even if you do not approve the Proposed Amendment by submitting a Consent, you will still be subject to and bound by the First Amendment until the closing of the merger, at which time you will receive the consideration you have elected to receive pursuant to the merger agreement (or default consideration if no election is made). See “If the Requisite Consents are obtained and the merger is completed, what will Preferred Holders receive for their Preferred Units in the merger?”

How do I deliver my consent to the Proposed Amendment?

Preferred Holders who wish to consent to the Proposed Amendment must deliver their properly submitted Consent in accordance DTC’s ATOP procedures so that it is received by the Tabulation Agent on or before the Expiration Date. Do not, for any reason, deliver your Preferred Units to us, the Managing General Partner, or the Information and Tabulation Agent, and do not deliver the Consent to any person other than as specified in DTC’s ATOP procedures. See “The Consent Solicitation — How to Consent.”

When will the Consent Fee be paid?

If the Requisite Consents are received by the Tabulation Agent through ATOP (and not revoked) at or prior to the Expiration Date and the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, then the Partnership will, as promptly as practicable after, and only if, the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, pay to the Consenting Holders the Consent Fee for each Preferred Unit with respect to which consents are received (and not revoked) on or prior to the Expiration Date. No Consent Fee will be paid with respect to any Preferred Units for which no Consent is delivered on or prior to the Expiration Date, even though the Proposed Amendment, if approved, will bind all holders of such Preferred Units and their transferees upon the effectiveness of the Proposed Amendment.

What are the expected U.S. federal income tax consequences to Preferred Holders upon the receipt of the Consent Fee?

The Partnership intends to report the Consent Fee as ordinary income paid to Preferred Holders as consideration for their Consents. See “Expected U.S. Federal Income Tax Consequences to Preferred Holders upon Receipt of the Consent Fee.”

For a description of the material U.S. federal income tax consequences of the merger, see the section titled “Material U.S. Federal Income Tax Consequences of the Merger” in the Merger Proxy Statement when it becomes available.

THE PARTNERSHIP

The Partnership, a Delaware limited partnership formed in March 2001, is a master limited partnership that develops, acquires, owns or controls, and operates primarily fee-based assets and operations within the energy midstream sector. Headquartered in Houston, Texas, we provide broad-ranging infrastructure solutions across the value chain to service premier liquids-rich natural gas and crude oil shale plays across the United States. We own and operate a diversified portfolio of natural gas liquids, crude oil, natural gas, and produced water gathering, processing, storage, disposal, and transportation assets that connect fundamental energy supply with energy demand across North America. Our Common Units are listed on the NYSE under the symbol “CEQP” and our Preferred Units are listed on the NYSE under the symbol “CEQP-P.”

Our principal executive office is located at 811 Main Street, Suite 3400, Houston, Texas 77002, and our telephone number is (832) 519-2200. Our website address is https://www.crestwoodlp.com. The information on our website is not part of this Consent Solicitation Statement.

RISK FACTORS

You should carefully consider the risks and uncertainties described throughout this Consent Solicitation Statement, including those described below, and the risk factors set forth in our annual and periodic reports that we file with the SEC regarding the risks of investment in our securities, before you decide whether to Consent to the Proposed Amendment. You should also read the Merger Proxy Statement when it becomes available for risks relating to the merger.

Risks Related to the Consent Solicitation

The merger as well as the Proposed Amendment may result in reduced liquidity for Preferred Holders electing to receive new ET Preferred Units in the merger.

Although the merger agreement requires that new ET Preferred Units issued in connection with the merger be listed on the NYSE, there can be no assurance that such new ET Preferred Units will continue to be listed in the future. Also, if the Proposed Amendment to the Partnership Agreement is approved and becomes effective, more Preferred Holders may either (i) convert their Preferred Units into Common Units prior to the completion of the merger and therefore receive ET Common Units or (ii) make a cash redemption election in connection with the consideration they elect to receive in the merger, which collectively would reduce the aggregate number of new ET Preferred Units that may be outstanding after the completion of the merger. As a result of any of the foregoing factors, the trading market for such new ET Preferred Units would become more limited than the existing trading market for Preferred Units or the trading market for such units if the Proposed Amendment does not become effective. In addition, after the completion of the merger, Energy Transfer could elect to conduct one or more tender offers for the new ET Preferred Units, which would have the effect of further limiting the trading market for the new ET Preferred Units. A more limited trading market might adversely affect the liquidity and market price of such securities.

The Proposed Amendment will reduce protections afforded to Preferred Holders electing to receive new ET Preferred Units in the merger.

If the Proposed Amendment becomes effective, the terms of the new ET Preferred Units to be received by Preferred Holders electing to receive such units as consideration in the merger will be less restrictive and will afford reduced protection to holders of such units compared to those currently in place and those applicable to the Preferred Units. The Proposed Amendment would (i) eliminate the application of a Deficiency Rate with respect to distributions payable to the Preferred Holders during any quarter in which distributions are accrued and unpaid; (ii) modify the right of Preferred Holders to participate in special distributions made to holders of Common Units and eliminate restrictions on the Partnership’s ability to declare such distributions in the event that there are accrued but unpaid distributions on the Preferred Units; and (iii) change the Voting Threshold to a majority of the outstanding Preferred Units to approve all matters for which Preferred Holders are entitled to vote as a separate class.

We have not obtained a third-party determination concerning the fairness of the Proposed Amendment.

We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the Preferred Holders for purposes of negotiating the Consent Solicitation or preparing a report concerning the fairness of the Proposed Amendment or this Consent Solicitation.

If the Requisite Consents are received on or prior to the Expiration Date, the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated and the Proposed Amendment becomes effective, all holders of the Preferred Units will be bound by the Proposed Amendment even if they did not approve the Proposed Amendment by submitting their Consent.

The Proposed Amendment is set forth in Annex A to this Consent Solicitation Statement. If the Requisite Consents are received on or prior to the Expiration Date, the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated and the Proposed Amendment becomes effective by execution of the First Amendment by the Managing General Partner, all holders of the Preferred Units will be bound by the Proposed Amendment even if they did not approve the Proposed Amendment by submitting their Consent.

If the Requisite Consents are received on a date that is prior to the Expiration Date, the Consent Solicitation may be concluded on that date and the Consent Fee will only be paid with respect to Preferred Units for which Consents were delivered on or prior to that date.

The Expiration Date is 5:00 p.m., Eastern Time, on                  , 2023, unless earlier concluded, terminated or extended as provided for in this Consent Solicitation Statement. We may, at the Managing General Partner’s sole discretion, conclude the Consent Solicitation at the earlier of the Expiration Date or the date on which the Tabulation Agent has received the Requisite Consents. If the Tabulation Agent receives the Requisite Consents on a date that is prior to the Expiration Date, then the Consent Solicitation may be concluded on that date and Preferred Holders would no longer be able to deliver a Consent. Such early conclusion of the Consent Solicitation would limit the right of such Preferred Holders to receive the Consent Fee, even if such Preferred Holders would otherwise have delivered Consents with respect to their Preferred Units prior to the Expiration Date.

The Consent Fee would be payable only if the Proposed Amendment becomes effective.

The Partnership will not pay a Consent Fee unless the Proposed Amendment becomes effective by execution of the First Amendment by the Managing General Partner. As a result, even if a Preferred Holder provides its Consent on or prior to the Expiration Date and the Partnership receives the Requisite Consents, if the Managing General Partner does not execute the First Amendment, no Consent Fee will be paid. This could be the case if the Merger Conditions are not satisfied or waived, as applicable, by the parties to the merger agreement or if the parties otherwise terminate the merger agreement in accordance with the terms thereof.

DESCRIPTION OF THE EQUITY INTERESTS IN THE PARTNERSHIP

For a complete description of the equity interests in the Partnership, you should refer to the Partnership Agreement, the Proposed Amendment as set forth in Annex A hereto, and to the applicable provisions of Delaware law. For purposes of this section of this Consent Solicitation Statement, the term “Partnership Agreement” shall refer to the Partnership Agreement prior to the Effective Time, and the description of the Partnership Agreement contained in this section does not give effect to the Proposed Amendment. Upon the closing of the merger, the holders of Preferred Units electing to receive new ET Preferred Units will receive such new ET Preferred Units with terms reflecting the Proposed Amendment if the Requisite Consents are obtained in connection with this Consent Solicitation.

Common Units

Our Common Units represent limited partner interests in the Partnership. The holders of Common Units are entitled to participate in Partnership distributions and exercise the rights or privileges available to limited partners under the Partnership Agreement.

Number of Common Units

As of September 8, 2023, the Partnership had 105,107,291 Common Units outstanding, 75,548,246 of which are held by the public and 29,558,433 of which are held by affiliates of the Partnership.

Where the Common Units are Traded

The Partnership’s outstanding Common Units are listed on the NYSE under the symbol “CEQP.”

Cash Distributions

The Partnership Agreement requires that, within 45 days after the end of each quarter, the Partnership distribute all of its “Available Cash” to unitholders of record on the applicable record date.

Available cash for any quarter consists of all cash and cash equivalents of the Partnership, the Managing General Partner, Crestwood Midstream Partners LP and any subsidiary of any such entity, treated as a consolidated entity (the “Partnership Group”), on hand at the end of that quarter:

•	less, the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the Managing General Partner to:

•	provide for the proper conduct of the business of the Partnership Group subsequent to such quarter;

•

comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any member of the Partnership Group is a party, or by which it is bound or its assets are subject; or

•	provide funds for future distributions to limited partners for any one or more of the next four quarters;

•

plus, all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash for the quarter resulting from working capital borrowings made subsequent to the end of the quarter. Working capital borrowings are generally borrowings that are made under a credit facility or other similar arrangement and, in all cases, are used solely for working capital purposes;

provided, however, that disbursements made by any member of the Partnership Group or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such quarter if the Managing General Partner so determines.

Notwithstanding the foregoing, Available Cash does not include any cash and cash equivalents on hand derived from or attributable to our ownership of, or sale or other disposition of, the shares of common stock of IPCH Acquisition Corp. and the membership interests of Crestwood Partners, LLC.

Transfer Agent and Registrar

Equiniti Trust Company, LLC (“Equiniti”) serves as the registrar and transfer agent for the Common Units. The Partnership will pay all fees charged by Equiniti for transfers of Common Units except for the following fees which must be paid by the holders of Common Units: surety bond premiums to replace lost or stolen certificates; taxes and other governmental charges; special charges for services requested by a holder of a Common Unit; and other similar fees or charges.

There is no charge to holders of Common Units for disbursements of the Partnership’s cash distributions.

Transfer of Common Units

Upon the transfer of a Common Unit in accordance with the Partnership Agreement, the transferee of the Common Unit will be admitted as a limited partner with respect to the Common Units transferred when such transfer and admission are reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power, and authority to become bound by the Partnership Agreement;

•	automatically becomes bound by the terms and conditions of, and is deemed to have executed, the Partnership Agreement; and

•	gives the consents, waivers, and approvals contained in the Partnership Agreement.

In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in the Partnership for the transferred Common Units. A transferee will become a substituted limited partner of the Partnership for the transferred Common Units automatically upon the recording of the transfer on our books and records. Our Managing General Partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

Until a Common Unit has been transferred on our books, we and the transfer agent may treat the record holder of the Common Unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

We may, at our discretion, treat the nominee holder of a Common Unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common Units are securities, and any transfers of Common Units are subject to the laws governing the transfer of securities.

Preferred Units

The Preferred Units represent a separate class of our limited partner interests.

Number Outstanding

As of September 8, 2023, there were 71,257,445 Preferred Units outstanding, which are convertible, as described below, into approximately 7,125,745 Common Units, with fractional units rounded to the nearest whole unit.

Conversion

One or more Preferred Holders may elect, each in its own discretion, (i) to convert all or any portion of the Preferred Units held by such unitholders, in an aggregate amount equaling or exceeding (a) a number of Preferred Units having an aggregate value of $20.0 million, which value is calculated by multiplying the number of Preferred Units to be converted by $9.1273 or (b) if the value of the Preferred Units (calculated in accordance with clause (a) above) to be converted by the unitholder requesting conversion does not equal or exceed $20.0 million, then all of the Preferred Units held by such unitholder, into Common Units, at ratio of 1 Common Unit for 10 Preferred Units, subject to adjustment from time to time (the “Conversion Ratio”), subject to the payment of any accrued but unpaid distributions to the date of such conversion and (ii) in the event of our voluntary liquidation, dissolution or winding up, to convert all or any portion of the Preferred Units held by such Preferred Holders into Common Units, at the then applicable Conversion Ratio, subject to payment of any accrued but unpaid distributions to the date of conversion.

At any time, subject to certain liquidity requirements set forth in the Partnership Agreement, if the volume-weighted average trading price of the common units on the national securities exchange on which the common units are then listed (the “VWAP Price”) for 20 trading days over the 30-trading day period ending on the close of trading on the day immediately preceding the date notice is given by the Partnership of election of its conversion right is greater than the quotient of (i) $13.69095 divided by (ii) the then applicable Conversion Ratio (or currently $136.9095), the Managing General Partner, in its sole discretion, may convert all or a portion of the outstanding Preferred Units into Common Units, at the then applicable Conversion Ratio, subject to the payment of any accrued but unpaid distributions to the date of conversion. Also, subject to certain liquidity requirements set forth in the Partnership Agreement, if the VWAP Price of the common units for 20 trading days over the 30-trading day period ending on the close of trading on the day immediately preceding the date notice is given by the Partnership of the exercise of its conversion right is greater than the quotient of (i) $9.1273 divided by (ii) the then applicable Conversion Ratio (or currently $91.273), the Managing General Partner, in its sole discretion, may convert all, but not less than all, of the outstanding Preferred Units into a number of Common Units equal to the Adjusted Conversion Amount (as defined in the Partnership Agreement).

Cash Distributions

Each Preferred Unit is entitled to a preferred cash distribution of $0.2111 per quarter, subject to certain adjustments (the “Distribution Amount”).

Such distributions are to be paid in cash at the Distribution Amount unless, subject to certain exceptions, (i) there is no distribution being paid on Parity Securities and Junior Securities (which include the Common Units) and (ii) the Partnership’s Available Cash, excluding any deductions to provide funds for distributions of Available Cash to holders of Common Units in respect of any one or more of the next four quarters, is insufficient to pay the distribution to Preferred Holders. If we fail to pay such distribution in full in cash for any quarter, then until such time as all accrued and unpaid distributions to Preferred Holders are paid in full in cash (i) the Distribution Amount will increase to $0.2567 per quarter and (ii) we will not be permitted to declare or make (a) any distributions in respect of any Junior Securities (including the Common Units) and (b) subject to certain exceptions, any distributions in respect of any Parity Securities.

If the Partnership fails to pay in full any distribution to its Preferred Holders, the amount of such unpaid distribution will accrue and accumulate from the last day of the quarter for which such distribution is due until paid in full. Any accrued and unpaid distributions will increase at a rate of 2.8125% per quarter.

The Partnership will not declare or make any distributions in respect of any Junior Securities (which include the Common Units) or any Parity Securities, subject to certain limited exceptions, unless and until all accrued and unpaid distributions on the Preferred Units have been paid in full in cash.

Rights upon a Change of Control

In the event of any transaction pursuant to which (i) the Managing General Partner or any affiliate of the Managing General Partner exercises its rights to purchase all of the outstanding Common Units pursuant to the Partnership Agreement or (ii) any person or group of persons acquires in one or more series of related transactions all of the outstanding Common Units, in each case where the consideration received by the holders of Common Units is comprised of at least 90% cash (each, a “Cash COC Event”), the Preferred Holders shall convert the outstanding Preferred Units into Common Units immediately prior to the closing of such Cash COC Event at a conversion ratio equal to the greater of (i) the then applicable Conversion Ratio and (ii) the quotient of (1) the product of (a) $9.1273 multiplied by (b) 101%, divided by (2) the VWAP Price of the Common Units for the 10 consecutive trading days ending immediately prior to the date of closing of the Cash COC Event, subject to a $10.00 per unit floor on Common Units received, subject to the payment of any accrued but unpaid distributions to the date of conversion.

Upon the occurrence of (a) the Common Units no longer being listed or admitted for trading on the NYSE or another national securities exchange, (b) any direct or indirect sale, lease, transfer, conveyance or other disposition, in one or more series of related transactions, of all or substantially all of the properties or assets of the Partnership to any person or (c) any dissolution or liquidation of the Partnership (other than in connection with a bankruptcy proceeding or a statutory winding up) (any of items (a) through (c), or a Cash COC Event, a “Change of Control”), then each Preferred Holder shall, at its sole discretion:

(i)	convert its Preferred Units into Common Units, at the then applicable Conversion Ratio, subject to the payment of any accrued but unpaid distributions to the date of conversion;

(ii)

if (1) either (x) the Partnership is not the surviving entity or (y) the Partnership is the surviving entity but the Common Units are no longer listed on the NYSE or another national securities exchange and (2) the consideration per common unit exceeds $10.00, requires the Partnership to use its best efforts to deliver to such Preferred Holders a mirror security to the Preferred Units in the surviving entity, which security shall have substantially similar terms, including with respect to economics and structural protections, as the Preferred Units, provided, that if the Partnership is not able to deliver such a mirror security, such Preferred Holders shall be entitled to (A) take any action otherwise permitted by clause (i) above or clauses (iii) or (iv) below or (B) convert the Preferred Units held by such Preferred Holders into a number of Common Units based on a conversion ratio described in the Partnership Agreement;

(iii)	if the Partnership is the surviving entity and the consideration per common unit exceeds $10.00, continue to hold its Preferred Units; or

(iv)

require the Partnership to redeem its Preferred Units at a price of $9.218573 per Preferred Unit, plus accrued and unpaid distributions to the date of such redemption (which redemption may be paid, in the sole discretion of the Managing General Partner, in cash or in Common Units, in accordance with the terms of the Partnership Agreement).

Voting

The Preferred Units have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, with each Preferred Unit being entitled to one vote for each Common Unit into which such Preferred Unit is convertible at the then-applicable Conversion Ratio, except that the Preferred Units (subject to certain exclusions) shall be entitled to vote as a separate class on any matter on which all unitholders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the Preferred Units in relation to the Partnership’s other securities or as required by law. Subject to certain exceptions, (i) if (a) the three largest Preferred Holders, together with all affiliates of such Preferred Holders that hold Preferred Units, collectively constitute at least two-thirds (2/3) of the outstanding Preferred Units and (b) GSO COF II Holdings Partners (Facility) LP and Magnetar Financial LLC, and each of their respective affiliates, collectively own at least 35% of the outstanding Preferred Units, then the approval of at least two-thirds (2/3) of the outstanding Preferred Units (subject to certain exclusions) shall be required to approve any matter for which the Preferred Holders are entitled to vote as a separate class, and otherwise, (ii) the approval of a majority of the outstanding Preferred Units (subject to certain exclusions) shall be required to approve any matter for which the Preferred Holders are entitled to vote as a separate class (each of (i) and (ii), a “Voting Threshold”).

A Change of Control in which consideration to be received by the holders of Common Units has a value of less than $10.00 per Common Unit requires approval of the Preferred Holders at the then-applicable Voting Threshold.

Transfer Agent and Registrar

Equiniti currently serves as transfer agent and registrar for the Preferred Units.

PURPOSE OF THE CONSENT SOLICITATION

Background

On August 16, 2023, the Partnership and Energy Transfer, among other parties, entered into the merger agreement, pursuant to which the Partnership will merge with and into Merger Sub, with Merger Sub surviving the merger as a direct wholly owned subsidiary of Energy Transfer. Pursuant to the merger agreement, the Partnership has agreed, at the request of Energy Transfer, to cooperate with Energy Transfer in respect of any plans of Energy Transfer to (a) commence one or more tender offers to purchase any or all of the outstanding Preferred Units prior to the closing of the merger for cash and (b) conduct one or more consent solicitations to obtain from the requisite holders of Preferred Units consent to certain amendments to the terms of the Preferred Units. In connection with the merger and at the direction of Energy Transfer, pursuant to the merger agreement, the Partnership and the Managing General Partner are soliciting Consents from the Preferred Holders to approve the amendment of the Partnership Agreement as set forth in the Proposed Amendment contained in Annex A to this Consent Solicitation Statement.

Reasons for the Consent Solicitation

The purpose of the Consent Solicitation is to (i) increase the cash redemption price for the Preferred Units in connection with a cash redemption election in the merger, and (ii) conform certain terms of the Preferred Units with Energy Transfer’s other outstanding series of preferred units in order to simplify Energy Transfer’s capital structure following the merger.

Proposed Amendment

The Proposed Amendment is contained in Annex A and, if approved, would amend Section 5.8 of the Partnership Agreement as follows:

1.

Section 5.8(e)(ii)(D) of the Partnership Agreement provides holders the right to have Preferred Units redeemed at a price equal to 101% of the Preferred Unit Price in the event of a Change of Control (other than a Cash COC Event). The Proposed Amendment would permit us to increase the redemption price payable to holders making a cash redemption election pursuant to Section 5.8(e)(ii)(D) of the Partnership Agreement in connection with the merger from 101% of the Preferred Unit Price (or $9.218573 per Preferred Unit) to         % of the Preferred Unit Price (or $             per Preferred Unit);

2.

Section 5.8(c)(i) of the Partnership Agreement provides that in the event the Partnership fails to pay in full in cash any distribution (or portion thereof) which a Preferred Holder is entitled to receive for a quarter under the Partnership Agreement, (i) then the Preferred Unit Distribution Amount for the immediately following quarter will be the Deficiency Rate and (ii) any accrued and unpaid distributions will increase at a rate of 2.8125% per quarter. The Proposed Amendment would eliminate the application of (a) the Deficiency Rate with respect to distributions payable to the Preferred Holders during any quarter in which distributions are accrued and unpaid and (b) the 2.8125% rate of increase per quarter to any accrued and unpaid distributions;

3.

Section 5.8(c)(i) of the Partnership Agreement provides that each Preferred Unit is entitled to share in any special distributions by the Partnership of cash, securities or other property pro rata with the Partnership’s Common Units as if the Preferred Units had converted into Common Units. Special distributions do not include regular quarterly distributions paid in the normal course pursuant to the Partnership Agreement, so long as such distributions are not in excess of 130% of the quarterly distribution rate for the prior quarter. The Proposed Amendment would provide Preferred Holders the right to receive (and share pro rata with holders of Common Units in) any portion of any quarterly cash distribution made in the normal course to holders of Common Units that is in excess of an amount that is the greater of (i) the amount of the highest previously paid quarterly cash distribution after the date of the merger and (ii) the amount equal to 115% of the quarterly cash distribution for the immediately preceding quarter; and

4.

Section 5.8(d) of the Partnership Agreement provides that Preferred Holders are entitled to vote as a separate class on any matter that adversely affects the rights, powers, privileges or preferences of the Preferred Units in relation to other classes of Partnership Interests. The current Voting Threshold provides that the affirmative vote of a majority of the Preferred Units is required to approve such matters, except that the affirmative vote of two-thirds of the Preferred Units is required to approve matters (i) that alter the rights and obligations of the Preferred Units in any material respect, increase or decrease the authorized number of Preferred Units, or otherwise adversely affect the Preferred Units or (ii) when the three largest Preferred Holders collectively own two-thirds of the Preferred Units or certain of our initial Preferred Holders own at least 35% of the Preferred Units. Section 5.8(d) of the Partnership Agreement also provides that the Partnership may, without the affirmative vote of two-thirds of the Preferred Units, create and issue Junior Securities and Parity Securities in an unlimited amount, with respect to Junior Securities, and, with respect to Parity Securities, in an amount not to exceed $300 million in aggregate face value and that shall not be convertible into more than 48,125,000 Common Units, subject to certain restrictions set forth in the Partnership Agreement. The Proposed Amendment would conform the voting rights of Preferred Holders to the voting rights of holders of Energy Transfer’s other outstanding series of preferred units by (a) eliminating the right of Preferred Holders to vote together, on an as-converted basis, with the Common Units as a single class, (b) providing that the affirmative vote of holders of at least two-thirds of the outstanding Preferred Units, voting as a separate class, is required to adopt any amendment to the Partnership Agreement that the Managing General Partner determines would have a material and adverse effect on the rights of the Preferred Units, and (c) providing that the affirmative vote of holders of at least two-thirds of the outstanding Preferred Units, voting together as a class with other parity securities, is required to (1) create or issue any Parity Securities if cumulative distributions on the Preferred Units are in arrears or (2) create or issue any Senior Securities.

THE CONSENT SOLICITATION

Record Date

The Record Date is the close of business on             , 2023. This Consent Solicitation Statement is being sent to all record holders of Preferred Units as of the Record Date. The Record Date has been fixed as the date for the determination of Preferred Holders entitled to give Consents pursuant to the Consent Solicitation. The Managing General Partner reserves the right to establish, from time to time, but in all cases prior to the Consent Effective Date, any new date as such Record Date with respect to the Preferred Units and, thereupon, any such new date will be deemed to be the Record Date for purposes of the Consent Solicitation. “Consent Effective Date” means 5:00 p.m., Eastern Time, on the date, if any, on which Requisite Consents shall have been received by the Tabulation Agent.

General

As of the Record Date, there were 71,257,445 outstanding Preferred Units. The Proposed Amendment will not become operative until after the satisfaction or waiver of the conditions to the Consent Solicitation, as applicable. These conditions include receipt of the Requisite Consents and the satisfaction or waiver, as applicable, of the Merger Conditions by the parties to the merger agreement and the merger agreement is not otherwise terminated. See “—Conditions to the Consent Solicitation.” The Managing General Partner reserves the right to amend the terms and conditions of the Consent Solicitation at any time prior to the Expiration Date for any reason, including, but not limited to, earlier concluding, extending and/or terminating the Consent Solicitation. If the Requisite Consents are received (and not revoked) at or prior to the Expiration Date, the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, and the First Amendment is executed by the Managing General Partner, the amendments to the terms of the Preferred Units effected thereby will be binding on all Preferred Holders, including non-consenting Preferred Holders and their transferees. The delivery of a Consent will not affect a Preferred Holder’s right to sell or transfer Preferred Units, and a sale or transfer of any Preferred Units after the Record Date will not have the effect of revoking any Consent properly given by the registered holder of such Preferred Unit. Therefore, each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Preferred Unit to which such Consent relates, unless the applicable registered holder has complied with the procedure for revoking Consents, as described herein.

Requisite Consents

The adoption of the Proposed Amendment requires the consent of the holders of at least two-thirds of the issued and outstanding Preferred Units. As of the Record Date, there were 71,257,445 Preferred Units issued and outstanding.

Conditions to the Consent Solicitation

The Consent Solicitation is conditioned upon, and the Proposed Amendment will not become effective unless and until, the Tabulation Agent has received the Requisite Consents and the Merger Conditions have been satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated.

How to Consent

General

This Consent Solicitation Statement is being sent to record holders of Preferred Units as of 5:00 p.m., Eastern Time, on             , 2023.

Preferred Holders who wish to consent to the Proposed Amendment must deliver their properly submitted Consent in accordance with the procedures described below so that it is received by the Tabulation Agent on or before the Expiration Date.

Each Preferred Holder who delivers a Consent in accordance with the procedures set forth herein will be deemed to have validly consented to the Proposed Amendment.

All of the Preferred Units are held in book-entry form. Only registered holders of the Preferred Units are authorized to deliver Consents with respect to their Preferred Units. Therefore, to deliver a Consent, the beneficial owner of Preferred Units must instruct its DTC Participant to deliver the Consents on the beneficial owner’s behalf according to the procedures described below. Consents should be delivered on a per unit basis, meaning Preferred Holders should deliver one Consent for each of their Preferred Units.

DTC has confirmed that the Consent Solicitation is eligible for DTC’s ATOP procedures. Accordingly, DTC Participants must electronically deliver a Consent by causing DTC to temporarily transfer and surrender their Preferred Units to the Information and Tabulation Agent in accordance with DTC’s ATOP (contra CUSIP) procedures. By making such transfer, DTC Participants will be deemed to have delivered a Consent with respect to any Preferred Units so transferred and surrendered. DTC will verify each temporary transfer and surrender and confirm the electronic delivery of such Consent by sending an Agent’s Message (as defined below) to the Information and Tabulation Agent.

The term “Agent’s Message” means a message transmitted by DTC and received by the Information and Tabulation Agent, which states that DTC has received an express acknowledgment from the DTC Participant delivering Consents that such DTC Participant (1) has received and agrees to be bound by the terms of the applicable Consent Solicitation as set forth in this Consent Solicitation Statement and that the Partnership may enforce such agreement against such DTC Participant and (2) consents to the Proposed Amendment as described in this Consent Solicitation Statement.

The Information and Tabulation Agent will establish a new ATOP account or utilize an existing account with respect to the Preferred Units at DTC (the “Book-Entry Transfer Facility”) promptly after the date of this Consent Solicitation Statement (to the extent that such arrangement has not already been made by the Information and Tabulation Agent), and any financial institution that is a participant in the Book-Entry Transfer Facility system and whose name appears on a security position listing as the owner of Preferred Units may make book-entry delivery of Preferred Units into the Information and Tabulation Agent’s account in accordance with the Book-Entry Transfer Facility’s procedures for such transfer. Delivery of documents to the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility does not constitute delivery to the Information and Tabulation Agent.

CONSENTS MUST BE ELECTRONICALLY DELIVERED IN ACCORDANCE WITH DTC’S

ATOP PROCEDURES.

A beneficial owner of Preferred Units held through a broker, dealer, commercial bank, trust company, other nominee or DTC Participant must provide appropriate instructions to such person in order to cause a delivery of Consent through ATOP with respect to such Preferred Units.

Preferred Holders desiring to deliver their Consents prior to the applicable Expiration Date should note that they must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date. Consents not delivered prior to the Expiration Date will be disregarded and of no effect.

The method of delivery of Consents through the ATOP procedures and any other required documents to the Information and Tabulation Agent is at the election and risk of the Preferred Holder, and delivery will be deemed made only when made through ATOP in accordance with the procedures described herein.

Deliveries of Consents or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. The Partnership’s interpretation of the terms and conditions of the Consent Solicitations (including this Consent Solicitation Statement) will be final and binding on all parties.

No consent form or letter of transmittal needs to be executed in relation to the Consent Solicitations or the Consents delivered through DTC. The valid electronic delivery of Consents through the temporary transfer and surrender of Preferred Units in accordance with DTC’s ATOP procedures shall constitute a written consent to the Consent Solicitation.

Preferred Holders should not tender or deliver their Preferred Units at any time.

The registered ownership of a Preferred Unit as of the Record Date shall be determined by Equiniti, as transfer agent and registrar of the Preferred Units. The ownership of Preferred Units held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date.

Giving a Consent will not affect the Preferred Holder’s right to sell or transfer the Preferred Units. DTC will create escrow positions for each Preferred Holder who delivers a valid Consent to the Proposed Amendment prior to the Expiration Date, and who has not validly revoked such Consent, prior to the Consent Effective Date. The payment of any Consent Fee will be paid to the Preferred Holders who delivered valid Consents even if such Preferred Holder sells or transfers its Preferred Units prior to the Expiration Date. No Consent Fee will be paid with respect to any Preferred Units for which no Consent is delivered on or prior to the Expiration Date, even though the Proposed Amendment, if approved, will bind all holders of such Preferred Units and their transferees upon the effectiveness of the Proposed Amendment.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any delivered Consent pursuant to any of the procedures described above shall be determined by the Partnership, in its sole discretion (which determination shall be final and binding). The Partnership reserves the absolute right to reject any or all deliveries of any Consent determined by it not to be in proper form or the acceptance of which would, in the Partnership’s opinion, be unlawful. The Partnership also reserves the absolute right, in its sole discretion, to waive any defect or irregularity as to any delivery of any Consent of any particular Preferred Holder, regardless of whether similar defects or irregularities are waived in the case of other Preferred Holders. The Partnership’s interpretation of the terms and conditions of the Consent Solicitation shall be final and binding. Any defect or irregularity in connection with deliveries of Consents must be cured within such time as the Partnership determines, unless waived by the Partnership. Deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by the Partnership or cured. Neither the

Partnership nor any other person shall be under any duty to give notification to any Preferred Holder of any defects or irregularities in deliveries of Consents or shall incur any liability for failure to give any such notification.

Expiration Date; Extensions; Amendment

The Expiration Date is             , 2023 at 5:00 p.m., Eastern Time. The Managing General Partner reserves the right (but is not obligated), in its sole discretion and subject to applicable law, at any time prior to the Expiration Date to (i) terminate the Consent Solicitation for any reason, including if the Requisite Consents have not been received or if the merger is terminated; (ii) earlier conclude the Consent Solicitation upon obtaining the Requisite Consent; or (iii) amend the terms of the Consent Solicitation (including to extend the Expiration Date). The Managing General Partner reserves the right (but is not obligated) to accept any Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Proposed Amendment.

Revocation of Consents

Prior to the Consent Effective Date, any Preferred Holder may revoke any Consent given as to its Preferred Units or any portion of such Preferred Units. Only a Preferred Holder on the Record Date may deliver a Consent or revoke any Consent previously delivered by such Preferred Holder. Any person or entity that becomes a holder of the Preferred Units after the Record Date will not have the authority to deliver a Consent to the Proposed Amendment or to revoke any Consent previously delivered by a Holder relating to the Preferred Units held by the subsequent holder. Preferred Holders who wish to exercise their right of revocation with respect to a Consent must give a properly transmitted “Requested Message” through ATOP, which must be received by the Tabulation Agent through ATOP, prior to the Consent Effective Date.

In order to be valid, a notice of revocation must specify the Preferred Holder in the Book-Entry Transfer Facility whose name appears on the security position listing as the owner of such Preferred Units and the number of the Preferred Units with respect to which a Consent is to be revoked. Validly revoked Consents may be redelivered by following the procedures described elsewhere in this Consent Solicitation Statement at any time prior to the Expiration Date. Consents may not be revoked after the Consent Effective Date.

Also, if the Consent Solicitation is amended prior to the Expiration Date in a manner determined by the Partnership, in its sole discretion, to constitute a material change to the terms of the Consent Solicitation, the Partnership will promptly disseminate additional applicable Consent Solicitation materials and may (but is not required to) extend the Expiration Date for a period deemed by the Partnership to be adequate to permit Preferred Holders to consider such amendments and, if required by applicable law or in the Partnership’s sole discretion, extend the right of Preferred Holders to revoke or withdraw their Consents.

To be effective, a notice of revocation must be in a format customarily used by DTC.

A revocation of a Consent may only be rescinded by the execution and delivery of a new Consent in accordance with the procedures set forth in this Consent Solicitation Statement. A Preferred Holder who has delivered a revocation at any time prior to the Consent Effective Date may thereafter deliver a new Consent until the Expiration Date in accordance with the procedures described in this Consent Solicitation Statement. A revocation to a Consent can only be accomplished in accordance with the foregoing procedures.

The Partnership intends to consult with the Information and Tabulation Agent to determine whether the Information and Tabulation Agent has received any revocations of Consents. The Partnership reserves the right to contest the validity of any revocation, and all questions as to the validity (including time of receipt) of any revocation will be determined by the Partnership in its sole discretion, which determination will be conclusive and binding.

A revocation of the Consent will be effective only as to the Preferred Units listed on the revocation and only if such revocation complies with the provisions of this Consent Solicitation Statement. Only a Preferred Holder of record is entitled to revoke a Consent previously given. A beneficial owner of the Preferred Units must arrange with its broker, dealer, commercial bank, trust company or other nominee company to execute and deliver on its behalf a revocation of any Consent already given with respect to such Preferred Units.

Consent Fee

If the Requisite Consents are received by the Tabulation Agent through ATOP (and not revoked) at or prior to the Expiration Date and the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, then the Partnership will, as promptly as practicable after, and only if, the Merger Conditions are satisfied or waived, as applicable, by the parties to the merger agreement and the merger agreement is not otherwise terminated, pay to the Consenting Holders from whom properly submitted Consents are received by the Tabulation Agent on or prior to the Expiration Date a Consent Fee equal to $             for each Preferred Unit with respect to which consents are received (and not revoked) on or prior to the Expiration Date. No Consent Fee will be paid with respect to any Preferred Units for which no Consent is delivered on or prior to the Expiration Date, even though the Proposed Amendment, if approved, will bind all holders of such Preferred Units and their transferees upon the effectiveness of the Proposed Amendment.

Expected U.S. Federal Income Tax Consequences to Preferred Holders upon Receipt of the Consent Fee

This discussion of the expected U.S. federal income tax consequences to Preferred Holders upon the receipt of the Consent Fee is focused solely on Preferred Holders who are individual citizens or residents of the United States (for U.S. federal income tax purposes) that hold their preferred units as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) (“U.S. holders”). This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or any U.S. federal laws other than income tax laws (such as estate or gift tax laws) and does not address the net investment income tax. The Partnership has not sought a ruling from the Internal Revenue Service (“IRS”) with respect to such tax consequences, and the IRS is not precluded from taking positions contrary to those described herein.

The Partnership intends to report the Consent Fee as ordinary income paid to U.S. holders as consideration for their Consents.

Information reporting requirements may apply to the Consent Fee paid to a U.S. holder. A U.S. holder may also be subject to backup withholding (currently at the rate of 24%) with respect to the Consent Fee unless the U.S. holder is (i) a corporation or other exempt recipient and, when required, establishes this exemption or (ii) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding tax and otherwise complies with applicable requirements of the backup withholding tax rules. A U.S. holder that does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder can be refunded or credited against the U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Information and Tabulation Agent

The Partnership has appointed D.F. King & Co., Inc. as Information and Tabulation Agent for the Consent Solicitation to, among other things, receive, tabulate and verify Consents. All correspondence sent to the Information and Tabulation Agent should be directed to the address set forth on the back cover of this Consent Solicitation Statement. The Partnership has agreed to indemnify the Information and Tabulation Agent for certain liabilities, including liabilities under the federal securities laws. D.F. King & Co., Inc. has agreed to facilitate the Consent Solicitations; however, the Partnership is solely responsible for the information contained in the Consent Solicitation materials. The Information and Tabulation Agent makes no recommendation as to whether Preferred Holders should deliver Consents in response to the Consent Solicitation.

Requests for additional copies of and questions relating to the Consent Solicitation Statement, the Partnership Agreement, and the documents incorporated by reference into this Consent Solicitation Statement may be directed to the Information and Tabulation Agent at the address and telephone number set forth on the back cover of this Consent Solicitation Statement. Holders of the Preferred Units may also contact their broker, dealer, commercial bank, trust company, other nominee or DTC Participant for assistance concerning the Consent Solicitation.

In connection with the Consent Solicitation, directors, officers and regular employees of the Partnership (who will not be specifically compensated for such services) may solicit Consents by use of the mails, personally or by telephone, facsimile or other means.

Energy Transfer will pay the Information and Tabulation Agent reasonable and customary fees for its services and will reimburse it for its reasonable and documented expenses in connection those services. Energy Transfer will also reimburse brokers and dealers for customary mailing and handling expenses incurred by them in forwarding copies of this Consent Solicitation Statement and related documents to the beneficial owners of the Preferred Units.

Solicitation Agent

We have entered into a solicitation agent agreement with BofA Securities, Inc. (“BofA Securities”), pursuant to which BofA Securities will act as Solicitation Agent in connection with the Consent Solicitation. The Solicitation Agent may contact you regarding the Consent Solicitation and may request brokers, dealers and other nominees to forward this Consent Solicitation Statement and related materials to beneficial owners of the Preferred Units. We have agreed to pay the Solicitation Agent customary fees and to reimburse the Solicitation Agent for its reasonable out-of-pocket expenses in connection with its services. We also have agreed to indemnify the Solicitation Agent and its affiliates against certain liabilities in connection with its services.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. At any given time, the Solicitation Agent and its affiliates may trade the securities or other debt or equity securities of the Partnership or its affiliates for its own account or for the accounts of its customers and, accordingly, may hold a long or short position in the Preferred Units or other such securities. The Solicitation Agent and its affiliates have provided in the past, and are currently providing, other investment banking and financial advisory services to the Partnership, for which they have received or will receive customary compensation, as applicable. The Solicitation Agent and its affiliates may in the future provide various investment banking and other services to the Partnership, for which they would receive customary compensation.

The Solicitation Agent does not assume any responsibility for the accuracy or completeness of the information contained in this Consent Solicitation Statement or for any failure by the Partnership to disclose events that may have occurred and may affect the significance or accuracy of such information.

Retail Soliciting Fee

The Partnership will pay Retail Soliciting Dealers retail soliciting fees. Each Retail Soliciting Dealer that successfully delivers Consents from a retail beneficial owner of the Preferred Units will be eligible to receive the Retail Soliciting Fee from the Partnership equal to $             per Preferred Unit for which a Consent is validly delivered and not revoked by or on behalf of such retail beneficial owner, except for any Preferred Units for which Consents are delivered by a Retail Soliciting Dealer for its own account. The Retail Soliciting Fee will only be paid to each Retail Soliciting Dealer in respect of beneficial owners who deliver Consents in respect of Preferred Units in an aggregate amount of                  Preferred Units or fewer.

No Appraisal Rights

Preferred Holders are not entitled to rights of an objecting unitholder or appraisal rights under Delaware law in connection with the Proposed Amendment or this Consent Solicitation.

Fees and Expenses

The entire cost of this Consent Solicitation will be borne by Energy Transfer. We will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Consent Solicitation Statement to the beneficial owners of the Preferred Units held of record by them, and Energy Transfer will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information regarding the beneficial ownership of our Common Units and Preferred Units as of the close of business on September 8, 2023 (except as noted in the footnotes below) and with respect to: (1) each person known by us to beneficially own 5% or more of the outstanding Common Units and Preferred Units; (2) each member of the Board; (3) each of our named executive officers; and (4) the members of the Board and our current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Common Units shown as beneficially owned by them. Percentage of class amounts are based on 105,107,291 Common Units and 71,257,445 Preferred Units outstanding as of September 8, 2023. Percentage of all outstanding voting unit amounts is based on 112,233,036 outstanding voting units, which, as of September 8, 2023, is the sum of (i) outstanding Common Units and (ii) 7,125,745 Common Units underlying the Preferred Units, on an as-converted basis.

Name and Address(1)	Number of Common Units(2)	Percentage of Outstanding Common Units	Number of Preferred Units	Percentage of Outstanding Preferred Units	Percentage of All Outstanding Voting Units(3)
ALPS Advisors, Inc.(4)	12,335,027	11.7%	—	—	11.0%
FR XIII Crestwood Permian Basin Holdings LLC(5)	11,257,436	10.7%	—	—	10.0%
CIBC Private Wealth Group, LLC(6)	—	—	9,755,026	13.7%	*
Diaco Aviki	124,283	*	—	—	*
John Black	85,979	*	—	—	*
Steven M. Dougherty(7)	273,302	*	—	—	*
Warren H. Gfeller	65,964	*	—	—	*
Robert T. Halpin	550,839	*	—	—	*
Janeen S. Judah	21,879	*	—	—	*
Joel C. Lambert	346,024	*	—	—	*
David Lumpkins	55,571	*	—	—	*
Angela A. Minas	8,186	*	—	—	*
William H. Moore	238,534	*	—	—	*
Robert G. Phillips	1,166,169	1.1%	—	—	1.0%
Gary D. Reaves	8,065	*	—	—	*
John J. Sherman	3,245,463	3.1%	—	—	2.9%
Frances M. Vallejo	13,981	*	—	—	*
Clay C. Williams	8,186	*	—	—	*
Directors and executive officers as a group (15 persons)(8)	5,965,970	5.7%	—	—	5.3%

*	Less than one percent.
(1)	Unless otherwise indicated, the contact address for all beneficial owners in this table is 811 Main Street, Suite 3400, Houston, Texas 77002.
(2)	Excludes 425,087 unvested performance phantom units granted to the Partnership’s executive officers pursuant to the Crestwood Equity Partners LP Long Term Incentive Plan.
(3)	Percentage of all outstanding voting unit amounts reflects the sum of (i) outstanding Common Units and (ii) the number of Common Units underlying the Preferred Units, on an as-converted basis.
(4)	Based on Schedule 13G filed by ALPS Advisors, Inc. on February 13, 2023. The address of ALPS Advisors, Inc. is 1290 Broadway, Suite 1000, Denver, CO 80203.

(5)

Based on Schedule 13D filed by FR XIII Crestwood Permian Basin Holdings LLC on September 19, 2022. The address of FR XIII Crestwood Permian Basin Holdings LLC is 262 Harbor Drive, Third Floor, Suite 3100, Stamford, CT 06902.

(6)	Based on Schedule 13G filed by CIBC Private Wealth Group, LLC. on January 10, 2023. The address of CIBC Private Wealth Group is 181 West Madison Street, Chicago, IL 60602.
(7)	Mr. Dougherty resigned from his position as Executive Vice President and Chief Accounting Officer, effective June 30, 2023.
(8)	Includes 26,847 Common Units held by Jeff Cathey, the Partnership’s Senior Vice President, Controller and principal accounting officer.

INTERESTS OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON

As of September 8, 2023, the directors and executive officers of the Managing General Partner as a group owned approximately 5.7% of the issued and outstanding Common Units, and, together with persons who then beneficially owned more than 5% of the issued and outstanding Common Units, owned approximately 28.1% of the issued and outstanding Common Units. Our directors and executive officers do not own, beneficially or of record, any Preferred Units.

Holders of the Common Units have interests that are different from and may conflict with the interests of the Preferred Holders. While all directors comprising the Board seek to act in the best interest of the Partnership and, indirectly, in the best interests of all equityholders, our directors may have a conflict of interest when the interests of the holders of the Common Units differ from those of Preferred Holders.

No Preferred Holder will be treated differently from any other Preferred Holder in connection with the Consent Solicitation.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Partnership is subject to the information and periodic requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance therewith, files annual, quarterly, and current reports and other information with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. You can access the Partnership’s SEC filings, including this Consent Solicitation Statement, free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The Partnership maintains a website at https://www.crestwoodlp.com. The reference to this website does not constitute incorporation by reference of any information contained on, or accessible through, such website, and you should not consider the contents of such website in making a decision regarding whether to consent to the Proposed Amendment.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Partnership to “incorporate by reference” information from other documents that the Partnership files with the SEC, which means that the Partnership can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Consent Solicitation Statement. Certain information that the Partnership files after the date of this Consent Solicitation Statement with the SEC will automatically update and supersede the information included or incorporated by reference herein. The Partnership incorporates by reference into this Consent Solicitation Statement the documents listed below, which were filed with the SEC, and such documents form an integral part of this Consent Solicitation Statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (SEC File No. 001-34664) filed with the SEC on February 27, 2023;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023 filed with the SEC on May 4, 2023 and August 3, 2023, respectively; and

•

our Current Reports on Form 8-K filed on January 10, 2023, January  17, 2023, January  19, 2023, January  30, 2023, April  4, 2023, April  25, 2023, May  15, 2023, June  29, 2023, July  27, 2023 and August 16, 2023 (pertaining to the Partnership’s entry into the merger agreement).

The Partnership is also incorporating by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and prior to the expiration or termination of the Consent Solicitation, except that, unless otherwise indicated, the Partnership is not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any statement contained in this Consent Solicitation Statement or in a document (or part thereof) incorporated or considered to be incorporated by reference in this Consent Solicitation Statement shall be considered to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained in this Consent Solicitation Statement or in any other subsequently filed document (or part thereof) that is or is considered to be incorporated by reference in this Consent Solicitation Statement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute part of this Consent Solicitation Statement.

The Partnership will provide, without charge, to each person to whom a copy of this Consent Solicitation Statement is delivered, upon written request of such person, a copy of any documents incorporated into this Consent Solicitation Statement by reference other than exhibits thereto unless such exhibits are specifically incorporated by reference in the document that this Consent Solicitation Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

Crestwood Equity Partners LP

Attention: Corporate Secretary

811 Main Street, Suite 3400

Houston, Texas 77002

Telephone: (832) 519-2200

PLEASE SUBMIT YOUR CONSENT AS SOON AS POSSIBLE SO THAT IT WILL BE COUNTED. AS NOTED ABOVE THE EXPIRATION DATE IS 5:00 P.M., EASTERN TIME, ON                 , 2023 (UNLESS EARLIER CONCLUDED, TERMINATED OR EXTENDED). ANY CONSENTS RECEIVED AFTER THE EXPIRATION DATE WILL NOT BE COUNTED.

CRESTWOOD EQUITY PARTNERS LP

Questions and requests for assistance or additional copies of the Consent Solicitation Statement may be directed to the Information and Tabulation Agent at the address below. Holders should retain their Preferred Units and not deliver any such Preferred Units to the Information and Tabulation Agent.

The Information and Tabulation Agent for the Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers call: (212) 269-5550

All others call toll free: (800) 290-6424

ceqp@dfking.com

The Solicitation Agent for the Consent Solicitation is:

BofA Securities

Bank of America Tower

620 South Tryon Street, 20th Floor

Charlotte, North Carolina 28255

Attention: Liability Management

Toll-Free: (888) 292-0070

Collect: (980) 387-3907

Email: debt_advisory@bofa.com

ANNEX A – PROPOSED AMENDMENT

FIRST AMENDMENT

TO THE

SIXTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

CRESTWOOD EQUITY PARTNERS LP

This First Amendment (this “Amendment”) to the Sixth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), dated as of August 20, 2021, (the “Partnership Agreement”), is entered into effective as of                 , 2023, at the direction of Crestwood Equity GP LLC, as the Managing General Partner of the Partnership (the “Managing General Partner”), pursuant to authority granted to it in Section 13 of the Partnership Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Partnership Agreement.

RECITALS

WHEREAS, Section 5.8 of the Partnership Agreement sets forth the rights, powers, privileges, preferences, duties and obligations of the Preferred Units;

WHEREAS, on August 16, 2023, the Partnership entered into an Agreement and Plan of Merger with Energy Transfer LP (“Energy Transfer”), Pachyderm Merger Sub LLC, a wholly owned subsidiary of Energy Transfer (“Merger Sub”), and, solely for the purposes of Sections 2.1(a), 2.1(b), 2.1(c) and 5.21 thereof, LE GP, LLC, pursuant to which the Partnership will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the merger as a direct wholly owned subsidiary of Energy Transfer;

WHEREAS, in connection with the Merger, the Partnership and the Managing General Partner desire to amend Section 5.8 of the Partnership Agreement as set forth herein;

WHEREAS, pursuant to Section 5.8(d)(ii)(A) of the Partnership Agreement, the affirmative vote of a Super-Majority Interest, voting separately as a class with one vote per Preferred Unit, shall be necessary to amend the Partnership Agreement in any manner that alters or changes the rights, powers, privileges or preferences or duties and obligations of the Preferred Units in any material respect; and

WHEREAS, the Partnership and the Managing General Partner conducted a consent solicitation pursuant to which such affirmative vote was obtained.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Managing General Partner does hereby agree as follows:

A. Amendments.

Section 1.1 is hereby amended to add the following definition:

“Energy Transfer Merger” means the transactions contemplated by the Agreement and Plan of Merger, dated as of August 16, 2023, by and among Energy Transfer LP, Pachyderm Merger Sub LLC, solely for the purposes of Sections 2.1(a), 2.1(b), 2.1(c) and 5.21 thereof, LE GP, LLC, and the Partnership.

Section 5.8(c) of the Partnership Agreement is hereby amended and restated as follows:

(c) Distributions.

(i) Beginning with the first Quarter ending after the Effective Time, the Preferred Holders as of the applicable Record Date shall be entitled to receive distributions in accordance with the following provisions:

(A) The Partnership shall pay a cumulative distribution of $0.2111 per Quarter in respect of each Outstanding Preferred Unit, subject to adjustment in accordance with Sections 5.8(c)(i) and (ii) (the “Preferred Unit Distribution Amount” and such distribution, a “Preferred Unit Distribution”). For the avoidance of doubt, the Preferred Unit Distribution Amount for the first Quarter ending after the Effective Time shall be calculated for a full Quarter, notwithstanding the fact that the Preferred Units may have been issued after the beginning of such Quarter as a result of the Effective Time occurring during such Quarter.

(B) Each Preferred Unit Distribution paid for any Quarter after the Initial Distribution Period shall be paid in cash at the Preferred Unit Distribution Amount unless (x) no distribution is made with respect to such Quarter pursuant to Section 6.3 or 6.4 with respect to the Parity Securities and Junior Securities (including the Common Units, the Class A Units or the General Partner Interest) and (y) the Partnership’s Available Cash is insufficient to pay the Preferred Unit Distribution; provided, however, that for purposes of this Section 5.8(c)(i)(B), Available Cash shall not include any deduction to provide funds for distributions under Section 6.4 in respect of any one or more of the next four Quarters. If the Partnership fails to pay in full in cash any distribution (or portion thereof) which any Preferred Holder accrues and is entitled to receive pursuant to this Section 5.8(c)(i)(B), then (x) the amount of such accrued and unpaid distributions will accumulate until paid in full in cash~~,~~ and (y) ~~commencing as of the first day of the calendar Quarter that commences immediately following the Quarter with respect to which such distribution was payable, the Preferred Unit Distribution Amount shall be $0.2567 per Quarter, subject to adjustment in accordance with Section 5.8(c)(ii) (the “Deficiency Rate”), until such time as all accrued and unpaid distributions are paid in full in cash and (z)~~ the Partnership shall not be permitted to, and shall not, declare or make (i) any distributions in respect of any Junior Securities and (ii) any distributions in respect of any Parity Securities, other than Class A Preferred Pro Rata Distributions, unless and until all accrued and unpaid distributions on the Preferred Units have been paid in full in cash.

Notwithstanding anything in this Section 5.8(c) to the contrary, with respect to Preferred Units that are converted into Common Units, the holder thereof shall not be entitled to a Preferred Unit Distribution and a Common Unit distribution with respect to the same period, but shall be entitled only to the distribution to be paid based upon the class of Units held as of the close of business on the applicable Record Date, together with all accrued but unpaid distributions on the converted Preferred Units.

~~Any accrued and unpaid distributions shall be increased at a rate of 2.8125% per Quarter. Accrued and unpaid distributions in respect of the Preferred Units will not constitute an obligation of the Partnership.~~

~~Subject to and without limiting the other provisions of this Section 5.8, each Preferred Unit shall have the right to share in any special distributions by the Partnership of cash, securities or other property (including in connection with any spin-off transaction) and in the form of such cash, securities or other property Pro Rata with the Common Units, as if the Preferred Units had converted into Common Units at the then-applicable Conversion Ratio; provided, however¸ that at any time there are accrued but unpaid distributions on the Preferred Units, no such special distributions shall be permitted. For the avoidance of doubt, special distributions shall not include regular Quarterly distributions paid in the normal course pursuant to Section 6.3 or 6.4, provided that any such regular Quarterly distribution is not paid at a rate that is in excess of 130% of the Quarterly distribution rate for the immediately preceding Quarter.~~

Subject to and without limiting the other provisions of this Section 5.8, each Preferred Unit shall have the right to receive, and will share pro rata with holders of Common Units (as if the Preferred Units had converted into Common Units at the then-applicable Conversion Ratio) in, any portion of any cash distribution made in the normal course pursuant to Section 6.3 or 6.4 (a “Quarterly Distribution”) that is in excess of the Specified Distribution Amount. For purposes of this paragraph, “Specified Distribution Amount” means an amount that is the greater of (A) the amount of the highest previously paid Quarterly Distribution, on a per Common Unit basis, after the date of the Energy Transfer Merger (as adjusted for combinations, splits, subdivision and similar transactions) and (B) the amount equal to 115% of the Quarterly Distribution, on a per Common Unit basis, for the immediately preceding Quarter.

Subject to and without limiting the other provisions of this Section 5.8, at any time there are accrued but unpaid distributions on the Preferred Units, no special distributions shall be permitted.

All distributions payable on the Preferred Units shall be paid Quarterly, in arrears, on the earlier of: (A) the date that distributions are made on the Common Units for such Quarter pursuant to Section 6.3(a), and (B) the date that is forty-five (45) days after the end of such Quarter.

For the avoidance of doubt, any Available Cash that is distributed pursuant to Section 6.3 or 6.4 shall be distributed in accordance with this Section 5.8(c).

Section 5.8(d) of the Partnership Agreement is hereby replaced in its entirety as follows:

(d) Voting Rights.

~~(i) The Preferred Units will have such voting rights pursuant to this Agreement as such Preferred Units would have if they were converted into Common Units, at the then-applicable Conversion Ratio, and shall vote together with the Common Units as a single class, except that the Preferred Units shall be entitled to vote as a separate class on any matter on which Unitholders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the Preferred Units in relation to other classes of Partnership Interests or as required by law. Except as otherwise provided herein, (i) if (A) the three (3) largest Preferred Holders collectively constitute a Super-Majority Interest and (B) GSO COF II Holdings Partners LP, Magnetar Financial LLC, and each of their respective Affiliates collectively own at least 35% of the Outstanding Preferred Units, the approval of a Super-Majority Interest of the Outstanding Preferred Units shall be required to approve any matter for which the Preferred Holders are entitled to vote as a separate class, and (ii) otherwise, the approval of a majority of the Outstanding Preferred Units shall be required to approve any matter for which the Preferred Holders are entitled to vote as a separate class (each, a “Voting Threshold”).~~

~~(ii) Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement:~~

~~(A) the affirmative vote of a Super-Majority Interest, voting separately as a class with one vote per Preferred Unit, shall be necessary to amend this Agreement in any manner that (1) alters or changes the rights, powers, privileges or preferences or duties and obligations of the Preferred Units in any material respect, (2) except as contemplated herein, increases or decreases the authorized number of Preferred Units (including without limitation any issuance of additional Preferred Units, other than PIK Units), or (3) otherwise adversely affects the Preferred Units, including without limitation the creation (by reclassification or otherwise) of any class of Senior Securities (or amending the provisions of any existing class of Partnership Interests to make such class of Partnership Interests a class of Senior Securities); provided, however, that the Partnership may, without the affirmative vote of a Super-Majority Interest (subject to the Restrictions set forth below), create (by reclassification or otherwise) and issue Junior Securities and Parity Securities (including by amending the provisions of any existing class of Partnership Interests to make such class of Partnership Interests a class of Junior Securities or Parity Securities) in an unlimited amount, with respect to Junior Securities, and, with respect to Parity Securities, in an amount not to exceed $300 million in aggregate face value and that shall not be convertible into more than 48,125,000 Common Units, subject to appropriate adjustment in accordance with Section 5.8(b)(xi), provided that such Junior Securities (other than Common Units) or Parity~~

~~Securities will not (x) have a stated date of maturity or be redeemable for cash (other than in connection with a Cash COC Event) or (y) provide for payment of distributions in cash at any time when (i) the Preferred Unit Distributions are not paid in cash or (ii) there are accrued and unpaid distributions on the Preferred Units (collectively, the “Restrictions”);~~

~~(B) to the extent that any proposed amendment to this Agreement having an effect described in clause (1), (2) or (3) of Section 5.8(d)(ii)(A) above would adversely affect any Preferred Holder in a disproportionate manner as compared to any other Preferred Holder, the consent of such Preferred Holder so adversely and disproportionately affected, in addition to the affirmative vote of a Super- Majority Interest pursuant to Section 5.8(d)(ii)(A), shall be necessary to effect such amendment;~~

~~(C) the affirmative vote of the then-applicable Voting Threshold of the Outstanding Preferred Units, voting separately as a class with one vote per Preferred Unit, shall be necessary prior to designating the Preferred Units, including the PIK Units, as Designated Preferred Stock (as defined in the Crestwood Indentures) under the Crestwood Indentures or, to the extent applicable, any future indenture of the Partnership or any Subsidiary of the Partnership; and~~

~~(D) the affirmative vote of a Super-Majority Interest, voting separately as a class with one vote per Preferred Unit, shall be necessary prior to the Partnership making an election to be treated as a corporation for U.S. federal tax law purposes.~~

(i) Notwithstanding anything to the contrary in this Agreement, the Preferred Units shall not have any voting rights or rights to consent or approve any action or matter, except as set forth in Section 13.3(c), this Section 5.8(d) or as otherwise required by Delaware law.

(ii) Notwithstanding anything to the contrary in this Partnership, without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Preferred Units, voting as a separate class, the Managing General Partner shall not adopt any amendment to this Agreement that the Managing General Partner determines would have a material adverse effect on the rights, powers, preferences, duties or special rights of the Preferred Units; provided, however, that (i) subject to Section 5.8(d)(iii), the issuance of additional Partnership Interests (and any amendment to this Agreement in connection therewith) shall not be deemed to constitute such a material adverse effect for purposes of this Section 5.8(d)(ii) and (ii) for purposes of this Section 5.8(d)(ii), no amendment of this Agreement in connection with a merger or other transaction in which the Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the Preferred Holders (as determined by the Managing General Partner) shall be deemed to materially and adversely affect the rights, powers, privileges or preferences of the Preferred Units.

(iii) Notwithstanding anything to the contrary in this Agreement, without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Preferred Units, voting as a class, together with the holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) create or issue any Parity Securities (including any additional Preferred Units) if the cumulative distributions payable on Outstanding Preferred Units (or any Parity Securities, if the holders of such Parity Securities vote as a class together with the Preferred Holders pursuant to Section 5.8(c)) through the most recent payment date have not been paid on all Outstanding Preferred Units or (y) create or issue any Senior Securities.

(iv) For any matter described in this Section 5.8(d) in which the Preferred Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Preferred Holders shall be entitled to one vote per Preferred Unit. Any Preferred Units held by the Partnership or any of its Subsidiaries or their controlled Affiliates shall not be entitled to vote.

Section 5.8(e) of the Partnership Agreement is hereby amended and restated as follows:

(e) Change of Control.

(i) In the event of a Cash COC Event, the Preferred Holders shall convert the Outstanding Preferred Units into Common Units immediately prior to the closing of the Cash COC Event at a conversion ratio equal to the greater of (A) the Conversion Ratio and (B) the quotient of (1) the product of (a) the Preferred Unit Price, multiplied by (b) the Cash COC Conversion Premium, divided by (2) the VWAP Price for the 10 consecutive trading days ending immediately prior to the date of closing of the Cash COC Event, subject to a $1.00 per unit floor on Common Units received, subject to payment of any accrued but unpaid distributions to the date of conversion in accordance with Section 5.8(b)(iv);

(ii) If a Change of Control (other than a Cash COC Event) occurs, then each Preferred Holder shall, at its sole election:

(A) convert all, but not less than all, Preferred Units held by such Preferred Holder into Common Units, at the then-applicable Conversion Rate, subject to payment of any accrued but unpaid distributions to the date of conversion in accordance with Section 5.8(b)(iv);

(B) if (1) either (x) the Partnership is not the surviving entity of such Change of Control or (y) the Partnership is the surviving entity of a Change of Control but the Common Units are no longer listed or admitted to trading on the New York Stock Exchange or another National Securities Exchange and (2) the consideration per Common Unit received by the holders of Common Units in such Change of Control exceeds $1.00, then, at the election of such Preferred Holder, the Partnership shall use its best efforts to deliver or to cause to be delivered to the Preferred Holders, in exchange for their Preferred Units upon such Change of Control, a security in the surviving entity that has substantially similar terms, including with respect to economics and structural protections, as the Preferred Units (a “Substantially Equivalent Unit”); provided, however, that, if the Partnership is unable to deliver or cause to be delivered a Substantially Equivalent Unit to any such electing Preferred Holder in connection with such Change of Control, each such Preferred Holder shall be entitled to (x) take any action otherwise permitted by clause (A), (C) or (D) of this Section 5.8(e)(ii), or (y) convert the Preferred Units held by such Preferred Holder immediately prior to such Change of Control (other than (in the case of clauses (1) and (2) below) any PIK Units, which, solely with respect to a Change of Control contemplated by this Section 5.8(e)(ii)(B), shall be extinguished for no consideration upon the closing of such Change of Control) into a number of Common Units equal to: the quotient of (a) (i) 160% multiplied by the Preferred Unit Price plus (ii) accrued and unpaid distributions as of the effective date of the conversion with respect to the Preferred Units held by such electing Preferred Holder (including any distributions paid at the Deficiency Rate) less (iii) the sum of all cash distributions paid by the Partnership with respect to the Preferred Units held by such electing Preferred Holder during the Initial Distribution Period, prior to the Effective Time, held by such electing Preferred Holder or its predecessors in interest prior to the Initial Distribution Period, divided by (b) 0.97 multiplied by the VWAP Price for the 10 consecutive trading days ending immediately prior to the date of the closing of such Change of Control.

(C) if the Partnership is the surviving entity of such Change of Control and the consideration per Common Unit received by the holders of Common Units in such Change of Control exceeds $1.00, continue to hold Preferred Units; or

(D) require the Partnership to redeem the Preferred Units held by such Preferred Holder at a price per Preferred Unit equal to 101% of the Preferred Unit Price plus accrued and unpaid distributions to the date of such redemption with respect to each of the Preferred Units held by such electing Preferred Holder; provided, that in connection with the Energy Transfer Merger, such price per Preferred Unit shall be                 % of the Preferred Unit Price plus accrued and unpaid distributions to the date of such redemption with respect to each of the Preferred Units held by such electing Preferred Holder. Any redemption pursuant to this sub-clause D shall, in the sole discretion of the Managing General

Partner, be paid in either cash or a number of Common Units equal to quotient of (1) the product of (a) 101% of the Preferred Unit Price (or                 % in connection with the Energy Transfer Merger), multiplied by (b) the number of Preferred Units owned by such Preferred Holder that the Partnership has elected to redeem “in kind,” divided by (2) the greater of (i) $1.00 and (ii) the product of (x) 0.92 multiplied by (y) the VWAP Price for the 10 consecutive trading days ending immediately prior to such redemption date. Notwithstanding the preceding, the Partnership shall have no obligation to redeem any such Preferred Units in cash unless such redemption complies with the restricted payments covenant in the Indentures.

Notwithstanding any other provision of this Section 5.8(e), any Change of Control in which the consideration to be received by the holders of Common Units has a value of less than $1.00 per Common Unit shall require the affirmative vote of the then-applicable Voting Threshold of the Outstanding Preferred Units, voting separately as a class with one vote per Preferred Unit.

All Common Units delivered upon any conversion or redemption of the Preferred Units in accordance with this Section 5.8(e) shall be (1) newly issued and (2) duly authorized, validly issued, fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or the Partnership Agreement, as amended by this Amendment.

B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

C. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

D. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

[Signatures on following page]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

MANAGING GENERAL PARTNER:

Crestwood Equity GP LLC

By:
Name:
Title:

Signature Page to

First Amendment to the Sixth Amended and Restated

Agreement of Limited Partnership of

Crestwood Equity Partners LP